                                                                   EXHIBIT 10.6



            FIRST AMENDED AND RESTATED UNSECURED TERM LOAN AGREEMENT

                         DATED AS OF SEPTEMBER 29, 2000

                                      among

                        RAMCO-GERSHENSON PROPERTIES, L.P.

                                  as Borrower,

                                       and

                       RAMCO-GERSHENSON PROPERTIES TRUST,

                                  as Guarantor,

                                       and

                               FLEET NATIONAL BANK

                                   as a Bank,

                                       and

               THE OTHER BANKS WHICH ARE A PARTY TO THIS AGREEMENT

                                       and

           THE OTHER BANKS WHICH MAY BECOME PARTIES TO THIS AGREEMENT

                                       and

                               FLEET NATIONAL BANK

                                    as Agent

                                TABLE OF CONTENTS


                                                                                                 PAGE
                                                                                                 ----
SECTION 1.      DEFINITIONS AND RULES OF INTERPRETATION............................................1
                Section 1.1.   Definitions.........................................................1
                Section 1.2.   Rules of Interpretation............................................14

SECTION 2.      THE TERM LOAN FACILITY............................................................14
                Section 2.1.   Commitment to Lend.................................................15
                Section 2.2.   Notes..............................................................15
                Section 2.3.   Interest on Loans..................................................15

SECTION 3.      REPAYMENT OF THE LOANS............................................................16
                Section 3.1.   Stated Maturity........ ...........................................16
                Section 3.2.   Optional Prepayments...............................................16
                Section 3.3.   Partial Prepayments................................................16
                Section 3.4.   Proceeds from Debt or Equity Offering..............................16
                Section 3.5.   Required Amortization..............................................16

SECTION 4.      CERTAIN GENERAL PROVISIONS........................................................17
                Section 4.1.   Conversion Options.................................................17
                Section 4.2.   Commitment and Syndication Fee.....................................18
                Section 4.3.   [Intentionally Omitted]............................................18
                Section 4.4.   Funds for Payments.................................................18
                Section 4.5.   Computations.......................................................19
                Section 4.6.   Inability to Determine LIBOR Rate..................................19
                Section 4.7.   Illegality.........................................................19
                Section 4.8.   Additional Interest................................................19
                Section 4.9.   Additional Costs, Etc..............................................20
                Section 4.10.  Capital Adequacy...................................................21
                Section 4.11.  Indemnity of Borrower..............................................21
                Section 4.12.  Interest on Overdue Amounts; Late Charge...........................22
                Section 4.13.  HLT Classification.................................................22
                Section 4.14.  Certificate........................................................22
                Section 4.15.  Limitation on Interest.............................................23

SECTION 5.      COLLATERAL SECURITY...............................................................23
                Section 5.1.   Collateral.........................................................23

SECTION 6.      REPRESENTATIONS AND WARRANTIES OF THE GUARANTOR AND THE
                BORROWER..........................................................................23
                Section 6.1.   Corporate Authority, Etc...........................................23
                Section 6.2.   Governmental Approvals.............................................24
                Section 6.3.   Title to Properties; Lease.........................................25

                Section 6.4.   Financial Statements...............................................25
                Section 6.5.   No Material Changes................................................25
                Section 6.6.   Franchises, Patents, Copyrights, Etc...............................25
                Section 6.7.   Litigation.........................................................25
                Section 6.8.   No Materially Adverse Contracts, Etc...............................26
                Section 6.9.   Compliance with Other Instruments, Laws, Etc.......................26
                Section 6.10.  Tax Status.........................................................26
                Section 6.11.  No Event of Default................................................26
                Section 6.12.  Holding Company and Investment Company Acts........................26
                Section 6.13.  Absence of UCC Financing Statements, Etc...........................26
                Section 6.14.  [Intentionally Omitted]............................................27
                Section 6.15.  Certain Transactions...............................................27
                Section 6.16.  Employee Benefit Plans.............................................27
                Section 6.17.  Regulations T, U and X.............................................27
                Section 6.18.  Environmental Compliance...........................................27
                Section 6.19.  Subsidiaries.......................................................29
                Section 6.20.  [Intentionally Omitted]............................................29
                Section 6.21.  Loan Documents.....................................................29
                Section 6.22.  Property...........................................................29
                Section 6.23.  Brokers............................................................30
                Section 6.24.  Other Debt.........................................................30
                Section 6.25.  Solvency...........................................................30
                Section 6.26.  [Intentionally Omitted]............................................30
                Section 6.27.  No Fraudulent Intent...............................................30
                Section 6.28.  Transaction in Best Interests of Borrower; Consideration...........30
                Section 6.29.  Partners and the Guarantor.........................................31
                Section 6.30.  Principal Documents................................................31


SECTION 7.      AFFIRMATIVE COVENANTS OF THE GUARANTOR AND THE
                BORROWER..........................................................................31
                Section 7.1.   Punctual Payment...................................................31
                Section 7.2.   Maintenance of Office..............................................31
                Section 7.3.   Records and Accounts...............................................31
                Section 7.4.   Financial Statements, Certificates and Information.................32
                Section 7.5.   Notices............................................................35
                Section 7.6.   Existence; Maintenance of Properties...............................36
                Section 7.7.   Insurance..........................................................37
                Section 7.8.   Taxes..............................................................37
                Section 7.9.   Inspection of Properties and Books.................................37
                Section 7.10.  Compliance with Laws, Contracts, Licenses, and Permits.............37
                Section 7.11.  Use of Proceeds....................................................38
                Section 7.12.  Further Assurances.................................................38
                Section 7.13.  Compliance.........................................................38
                Section 7.14.  Limiting Agreements................................................38

                Section 7.15.  Ownership of Real Estate...........................................39
                Section 7.16.  More Restrictive Agreements........................................39
                Section 7.17.  Guarantor Restrictions.............................................39

SECTION 8.      CERTAIN NEGATIVE COVENANTS OF THE GUARANTOR AND THE
                BORROWER..........................................................................39
                Section 8.1.   Restrictions on Indebtedness.......................................40
                Section 8.2.   Restrictions on Liens Etc..........................................42
                Section 8.3.   Restrictions on Investments........................................43
                Section 8.4.   Merger, Consolidation..............................................45
                Section 8.5.   Conduct of Business................................................45
                Section 8.6.   Compliance with Environmental Laws.................................45
                Section 8.7.   Distributions......................................................46
                Section 8.8.   Asset Sales........................................................47
                Section 8.9.   Development Activity...............................................47

SECTION 9.      FINANCIAL COVENANTS OF THE GUARANTOR AND THE BORROWER.............................48
                Section 9.1.   Liabilities to Assets Ratio........................................48
                Section 9.2.   Debt Service Coverage..............................................48
                Section 9.3.   Consolidated Tangible Net Worth....................................49

SECTION 10.     CLOSING CONDITIONS................................................................49
                Section 10.1.   Loan Documents....................................................49
                Section 10.2.   Certified Copies of Organizational Documents......................49
                Section 10.3.   Resolutions.......................................................49
                Section 10.4.   Incumbency Certificate; Authorized Signers........................49
                Section 10.5.   Opinion of Counsel................................................50
                Section 10.6.   Payment of Fees...................................................50
                Section 10.7.   Performance; No Default...........................................50
                Section 10.8.   Representations and Warranties....................................50
                Section 10.9.   Proceedings and Documents.........................................50
                Section 10.10.  Stockholder and Partner Consents..................................50
                Section 10.11.  Compliance Certificate............................................50
                Section 10.12.  Revolving Credit Agreement........................................50
                Section 10.13.  [Intentionally Omitted]...........................................51
                Section 10.14.  No Legal Impediment...............................................51
                Section 10.15.  Governmental Regulation...........................................51
                Section 10.16.  [Intentionally Omitted]...........................................51
                Section 10.17.  [Intentionally Omitted]...........................................51
                Section 10.18.  Other.............................................................51

SECTION 11.     [Intentionally Omitted]...........................................................51

SECTION 12.     EVENTS OF DEFAULT; ACCELERATION; ETC..............................................51

                Section 12.1.  Events of Default and Acceleration.................................51
                Section 12.2.  Limitation of Cure Periods.........................................54
                Section 12.3.  [Intentionally Omitted]............................................54
                Section 12.4.  Remedies...........................................................54
                Section 12.5.  Distribution of Proceeds...........................................55

SECTION 13.     SETOFF............................................................................55

SECTION 14.     THE AGENT.........................................................................56
                Section 14.1.  Authorization......................................................56
                Section 14.2.  Employees and Agents...............................................56
                Section 14.3.  No Liability.......................................................56
                Section 14.4.  No Representations.................................................57
                Section 14.5.  Payments...........................................................57
                Section 14.6.  Holders of Notes...................................................58
                Section 14.7.  Indemnity..........................................................58
                Section 14.8.  Agent as Bank......................................................59
                Section 14.9.  Resignation........................................................59
                Section 14.10. Duties in the Case of Enforcement..................................59
                Section 14.11. Removal of Agent...................................................59

SECTION 15.     EXPENSES..........................................................................60

SECTION 16.     INDEMNIFICATION...................................................................60

SECTION 17.     SURVIVAL OF COVENANTS, ETC........................................................61

SECTION 18.     ASSIGNMENT AND PARTICIPATION......................................................62
                Section 18.1.  Conditions to Assignment by Banks..................................62
                Section 18.2.  Register...........................................................62
                Section 18.3.  New Notes..........................................................63
                Section 18.4.  Participations.....................................................63
                Section 18.5.  Pledge by Bank.....................................................63
                Section 18.6.  No Assignment by Borrower or Guarantor.............................63
                Section 18.7.  Disclosure.........................................................64
                Section 18.8.  Amendments to Loan Documents.......................................64

SECTION 19.     NOTICES...........................................................................64

SECTION 20.     RELATIONSHIP......................................................................66

SECTION 21.     GOVERNING LAW: CONSENT TO JURISDICTION AND SERVICE................................66

SECTION 22.     HEADINGS..........................................................................66

SECTION 23.     COUNTERPARTS......................................................................66

SECTION 24.     ENTIRE AGREEMENT, ETC.............................................................67

SECTION 25.     WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS....................................67

SECTION 26.     DEALINGS WITH THE BORROWER OR THE GUARANTOR.......................................67

SECTION 27.     CONSENTS, AMENDMENTS, WAIVERS, ETC................................................67

SECTION 28.     SEVERABILITY......................................................................68

SECTION 29.     TIME OF THE ESSENCE...............................................................68

SECTION 30.     NO UNWRITTEN AGREEMENTS...........................................................68

SECTION 31.     REPLACEMENT OF NOTES..............................................................69

SECTION 32.     TRUST EXCULPATION.................................................................69



EXHIBITS AND SCHEDULES

EXHIBIT A - FORM OF NOTE
EXHIBIT B - FORM OF COMPLIANCE CERTIFICATE

SCHEDULE 1    -  BANKS AND COMMITMENTS
SCHEDULE 6.7  -  LITIGATION
SCHEDULE 6.15 -  AFFILIATE TRANSACTIONS
SCHEDULE 6.18 -  ENVIRONMENTAL MATTERS
SCHEDULE 6.19 -  SUBSIDIARIES OF THE BORROWER AND GUARANTOR
SCHEDULE 6.29 -  PROPERTY OF GUARANTOR

            FIRST AMENDED AND RESTATED UNSECURED TERM LOAN AGREEMENT


         This FIRST AMENDED AND RESTATED UNSECURED TERM LOAN AGREEMENT is made as of the 29th day of September, 2000 by and among RAMCO-GERSHENSON PROPERTIES, L.P. (the "Borrower"), a Delaware limited partnership, RAMCO-GERSHENSON PROPERTIES TRUST (the "Guarantor"), a Maryland real estate investment trust (successor to Ramco-Gershenson Properties Trust, a Massachusetts business trust ("Prior Guarantor")), FLEET NATIONAL BANK, a national banking association (formerly known as BankBoston, N.A.) ("Fleet"), the other lending institutions that are a party hereto, and the other lending institutions which may become parties hereto pursuant to Section 18 (the "Banks"), and FLEET NATIONAL BANK, a national banking association (formerly known as BankBoston, N.A.), as Agent for the Banks (the "Agent").

                                    RECITALS

         WHEREAS, the Borrower, Prior Guarantor, BankBoston, N.A. and BankBoston, N.A., as Agent, entered into that certain Unsecured Term Loan Agreement dated as of October 30, 1997, as amended pursuant to that certain First Amendment to Unsecured Term Loan Agreement and Other Loan Documents dated as of May 1, 1999 (the "Prior Credit Agreement");

         WHEREAS, the Borrower is indebted to Fleet and certain other banks (the "Prior Banks") in respect of loans made to the Borrower pursuant to the Prior Credit Agreement;

         WHEREAS, the Borrower, the Guarantor, Fleet, the other Banks and the Agent desire to amend and restate the Prior Credit Agreement, it being understood that the loans heretofore made to the Borrower under the Prior Credit Agreement shall continue to remain outstanding and that this Agreement is an amendment and restatement of the Prior Credit Agreement which shall remain in full force and effect, as amended and restated in its entirety hereby;

         NOW, THEREFORE, in consideration of the terms and conditions herein, and of any loans, advances, or extensions of credit now or hereafter made to or for the benefit of the Borrower by the Banks, the parties hereto hereby amend and restate the Prior Credit Agreement in its entirety and agree as follows:

SECTION 1.      DEFINITIONS AND RULES OF INTERPRETATION.

         SECTION 1.1. Definitions. The following terms shall have the meanings set forth in this Section 1 or elsewhere in the provisions of this Agreement referred to below:

         Affiliate. An Affiliate, as applied to any Person, shall mean any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means (a) the possession, directly or indirectly, of the power to vote ten percent (10%) or more of the stock, shares, voting trust certificates, beneficial interest, partnership interests, member interests or other interests having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise, or (b) the ownership of (i) a general partnership interest, (ii) a managing member's interest in a limited liability company or (iii) a limited partnership interest or preferred stock (or other ownership interest) representing ten percent (10%) or more of the outstanding limited partnership interests, preferred stock or other ownership interests of such Person.

         Agent. Fleet National Bank, acting as agent for the Banks, its successors and assigns.

         Agent's Head Office. The Agent's head office located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Agent may designate from time to time by notice to the Borrower and the Banks.

         Agent's Special Counsel. Long Aldridge & Norman LLP or such other counsel as may be approved by the Agent.

         Agreement. This First Amended and Restated Unsecured Term Loan Agreement, including the Schedules and Exhibits hereto.

         Amortization Payment.  See Section 3.5.

         Applicable Margin. On any date, the applicable margin set forth below based on the ratio of the Consolidated Total Liabilities of the Borrower to the Consolidated Total Adjusted Asset Value of the Borrower (expressed as a percentage):


                      Ratio                                  Base Rate Loans             LIBOR Rate Loans
                      -----                                  ---------------             ----------------

Pricing Level 1    Less than 40%                                  1.50%                        3.25%
Pricing Level 2    Equal to or greater than                       1.75%                        3.75%
                   40%, but less than 50%
Pricing Level 3    Equal to or greater than                       2.00%                        4.00%
                   50%, but less than 60%
Pricing Level 4    Equal to or greater than 60%                   2.50%                        4.50%

The initial Applicable Margin shall be at Pricing Level 4. The Applicable Margin shall be adjusted based upon such ratio, if at all, on the first day of the first month following the delivery by the Borrower to the Agent of the Compliance Certificate at the end of each fiscal quarter. In the event that Borrower shall fail to deliver to the Agent a quarterly Compliance Certificate on or before the date required by Section 7.4(e), then without limiting any other rights of the Agent and the Banks under this Agreement, the Applicable Margin shall be at Pricing Level 4 until such failure is cured within any applicable cure period.

         Arranger.  FleetBoston Robertson Stephens Inc.

         Balance Sheet Date. June 30, 2000.

         Banks. Fleet and any other Person who becomes an assignee of any rights of a Bank pursuant to Section 18.

         Base Rate. The greater of (a) the variable annual rate of interest announced from time to time by Agent at Agent's Head Office as its "prime rate" or (b) one-half of one percent (0.5%) above the Federal Funds Effective Rate (rounded upwards, if necessary, to the next one-eighth of one percent). The Base Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer. Any change in the rate of interest payable hereunder resulting from a change in the Base Rate shall become effective as of the opening of business on the day on which such change in the Base Rate becomes effective, without notice or demand of any kind.

         Base Rate Loans. Those Loans bearing interest calculated by reference to the Base Rate.

         Borrower.  As defined in the preamble hereto.

         Building. With respect to each parcel of Real Estate, all of the buildings, structures and improvements now or hereafter located thereon.

         Business Day. Any day on which banking institutions located in the same city and state as the Agent's Head Office are open for the transaction of banking business and, in the case of LIBOR Rate Loans, which also is a LIBOR Business Day.

         Capital Expenditure Reserve Amount. With respect to any Person or property, a reserve for replacements and capital expenditures equal to $.10 per square foot of building space located on all Real Estate owned by such Person, other than Real Estate subject to long term leases having a remaining term of at least five (5) years, exclusive of unexpired options, which provide that the tenant is responsible for all building maintenance.

         Capitalized Lease. A lease under which a Person is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with generally accepted accounting principles.

         CERCLA.  See Section 6.18.

         Closing Date. The first date on which all of the conditions set forth in Section 10 have been satisfied.

         Code. The Internal Revenue Code of 1986, as amended.

         Commitment. With respect to each Bank, the amount set forth on Schedule 1 hereto as such Bank's Commitment Percentage of the aggregate principal amount of the Loans from time to time outstanding.

         Commitment Percentage. With respect to each Bank, the percentage set forth on Schedule 1 hereto as such Bank's percentage of the aggregate Commitments of all of the Banks.

         Compliance Certificate.  See Section 7.4(e).

         Consolidated or combined. With reference to any term defined herein, that term as applied to the accounts of a Person and its Subsidiaries, consolidated or combined in accordance with generally accepted accounting principles.

         Consolidated Operating Cash Flow. With respect to any period of a Person, an amount equal to the Operating Cash Flow of such Person and its Subsidiaries for such period consolidated in accordance with generally accepted accounting principles.

         Consolidated Tangible Net Worth. The amount by which Consolidated Total Adjusted Asset Value exceeds Consolidated Total Liabilities, and less the sum of:

              (a) the total book value of all assets of a Person and its Subsidiaries properly classified as intangible assets under generally accepted accounting principles, including such items as good will, the purchase price of acquired assets in excess of the fair market value thereof, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing; and

              (b) all amounts representing any write-up in the book value of any assets of such Person or its Subsidiaries resulting from a revaluation thereof subsequent to the Balance Sheet Date.

         Consolidated Total Adjusted Asset Value. With respect to any Person, the sum of all assets of such Person and its Subsidiaries determined on a Consolidated basis in accordance with generally accepted accounting principles, provided that all Real Estate that is improved and not Under Development shall be valued at an amount equal to (A) the Operating Cash Flow of such Person and its Subsidiaries and joint ventures described in Section 8.3(k) from such Real Estate for the period covered by the four previous consecutive fiscal quarters (treated as a single accounting period) divided by (B) a ten percent (10%) capitalization rate, provided that (i) prior to such time as the Borrower or any of its Subsidiaries or such joint ventures has owned and operated any parcel of Real Estate for four full fiscal quarters, the Operating Cash Flow with respect to such parcel of Real Estate for the number of full fiscal quarters which the Borrower or any of its Subsidiaries or such joint ventures has owned and operated such parcel of Real Estate as annualized shall be utilized, and (ii) the Operating Cash Flow for any parcel of Real Estate without a full quarter of performance shall be annualized in such manner as the Agent shall approve, such approval not to be unreasonably withheld. For the purpose of calculating Operating Cash Flow under this definition as to any parcel of Real Estate, the Operating Cash Flow Rental Adjustment shall be applied to any parcel of Real Estate affected by any of the events described in the definition of Operating Cash Flow Rental Adjustment. The assets of the Borrower and its Subsidiaries on the consolidated financial statements of the Borrower and its Subsidiaries shall be adjusted to reflect the Borrower's allocable share of such asset (including Borrower's interest in any joint venture whose asset value is determined by application of the capitalization rate above), for the relevant period or as of the date of determination, taking into account (a) the relative proportion of each such item derived from assets directly owned by the Borrower and from assets owned by its respective Subsidiaries, and (b) the Borrower's respective ownership interest in its Subsidiaries.

         Consolidated Total Liabilities. All liabilities of a Person and its Subsidiaries determined on a Consolidated basis in accordance with generally accepted accounting principles and all Indebtedness of such Person and its Subsidiaries, whether or not so classified, including any liabilities arising in connection with sale and leaseback transactions.

         Conversion Request. A notice given by the Borrower to the Agent of its election to convert or continue a Loan in accordance with Section 4.1.

         Debt Offering. The issuance and sale by the Borrower or the Guarantor of any debt securities of the Borrower or the Guarantor.

         Debt Service. For any period, the sum of all interest, including capitalized interest not paid in cash, bond related expenses, and mandatory principal/sinking fund payments due and payable during such period excluding the mandatory amortization payments required pursuant to Section 3.5 of this Agreement and any balloon payments due upon maturity of any Indebtedness.

         Default. See Section 12.1. In addition, any "Default" (as defined in the Revolving Credit Agreement) shall also be a Default hereunder.

         Defaulting Bank. Any Bank which fails or refuses to perform its obligations under this Agreement within the time period specified for performance of such obligation or, if no time frame is specified, if such failure or refusal continues for a period of five (5) Business Days after notice from the Agent.

         Distribution. With respect to any Person, the declaration or payment of any cash, cash flow, dividend or distribution on or in respect of any shares of any class of capital stock or other beneficial interest of such Person other than dividends or distributions payable solely in equity securities of such Person; the purchase, redemption, exchange or other retirement of any shares of any class of capital stock or other beneficial interest of such Person, directly or indirectly through a Subsidiary of such Person or otherwise; the return of capital by such Person to its shareholders, partners or other owners as such; or any other distribution on or in respect of any shares of any class of capital stock or other beneficial interest of such Person.

         Dollars or $. Dollars in lawful currency of the United States of America.

         Domestic Lending Office. Initially, the office of each Bank designated as such in Schedule 1 hereto; thereafter, such other office of such Bank, if any, located within the United States that will be making or maintaining Base Rate Loans.

         Drawdown Date. The date on which any Loan is made or is to be made, and the date on which any Loan which is made prior to the Maturity Date is converted or combined in accordance with Section 4.1.

         Employee Benefit Plan. Any employee benefit plan within the meaning of
Section 3(3) of ERISA maintained or contributed to by the Borrower, the Guarantor or any ERISA Affiliate, other than a Multiemployer Plan.

         Environmental Laws.  See Section 6.18(a).

         Equity Offering. The issuance and sale by the Borrower or the Guarantor of any equity securities of the Borrower or the Guarantor.

         ERISA. The Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

         ERISA Affiliate. Any Person which is treated as a single employer with the Borrower or the Guarantor under Section 414 of the Code.

         ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

         Event of Default.  See Section 12.1.

         Federal Funds Effective Rate. For any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent.

         Fleet.  As defined in the preamble hereto.

         Funds from Operations. With respect to any Person for any fiscal period, the Net Income of such Person computed in accordance with generally accepted accounting principles, excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis.

         Generally accepted accounting principles. Principles that are (a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time and (b) consistently applied with past financial statements of the Person adopting the same principles; provided that a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied. Notwithstanding the foregoing, for the purposes of the financial calculations hereunder, any amount otherwise included therein from a mark-up or mark-down of a derivative product of a Person shall be excluded.

         Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by the Borrower, the Guarantor or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

         Guarantor. Ramco-Gershenson Properties Trust, a Maryland real estate investment trust.

         Guaranty. The Unconditional Guaranty of Payment and Performance dated of even date herewith made by the Guarantor in favor of the Agent and the Banks, as the same may be modified or amended, such Guaranty to be in form and substance satisfactory to the Agent.

         Hazardous Substances.  See Section 6.18(b).

         HLT Notice Date.  See Section 4.13.

         Indebtedness. All obligations, contingent and otherwise, that in accordance with generally accepted accounting principles should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, but without any double counting, including in any event and whether or not so classified: (a) all debt and similar monetary obligations, whether direct or indirect (including, without limitation, any obligations evidenced by bonds, debentures, notes or similar debt instruments);
(b) all liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed;
(c) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including any obligation to supply funds to or in any manner to invest directly or indirectly in a Person, to purchase indebtedness, or to assure the owner of indebtedness against loss through an agreement to purchase goods, supplies or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise; (d) any obligation as a lessee or obligor under a Capitalized Lease; (e) all subordinated debt; (f) all obligations to purchase under agreements to acquire, or otherwise to contribute money with respect to, properties under "development" within the meaning of Section 8.9; and (g) all obligations, contingent or deferred or otherwise, of any Person, including, without limitation, any such obligations as an account party under acceptance, letter of credit or similar facilities including, without limitation, obligations to reimburse the issuer in respect of a letter of credit except for contingent obligations (but excluding any guarantees or similar obligations) that are not material and are incurred in the ordinary course of business in connection with the acquisition or obtaining commitments for financing of Real Estate.

         Interest Payment Date. As to each Base Rate Loan, the first day of each calendar month during the term of such Base Rate Loan and as to each LIBOR Rate Loan, the first day of each calendar month during the term of such LIBOR Rate Loan and the last day of the Interest Period relating thereto.

         Interest Period. With respect to each LIBOR Rate Loan (a) initially, the period commencing on the Drawdown Date of such Loan and ending one, two, three or six months thereafter and (b) thereafter, each period commencing on the day following the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Conversion Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

                   (i) if any Interest Period with respect to a LIBOR Rate Loan would otherwise end on a day that is not a LIBOR Business Day, that Interest Period shall end and the next Interest Period shall commence on the next preceding or succeeding LIBOR Business Day as determined conclusively by the Agent in accordance with the then current bank practice in the London Interbank Market;

                   (ii) if the Borrower shall fail to give notice as provided in Section 4.1, the Borrower shall be deemed to have requested a conversion of the affected LIBOR Rate Loan to a Base Rate Loan on the last day of the then current Interest Period with respect thereto; and

                   (iii) no Interest Period relating to any LIBOR Rate Loan shall extend beyond the Maturity Date.

         Interest Rate Contracts. Interest rate swap, collar, cap or similar agreements providing interest rate protection.

         Investments. With respect to any Person, all shares of capital stock, evidences of Indebtedness and other securities issued by any other Person, all loans, advances, or extensions of credit to, or contributions to the capital of, any other Person, all purchases of the securities or business or integral part of the business of any other Person and commitments and options to make such purchases, all interests in real property, and all other investments; provided, however, that the term "Investment" shall not include (i) equipment, inventory and other tangible personal property acquired in the ordinary course of business, or (ii) current trade and customer accounts receivable for services rendered in the ordinary course of business and payable in accordance with customary trade terms. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented as a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding (provided that any guaranty of the type described in Section 8.1(o) shall not be considered an Investment for the purposes hereof, but instead shall be considered Indebtedness); (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

         LIBOR Business Day. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London.

         LIBOR Lending Office. Initially, the office of each Bank designated as such in Schedule 1 hereto; thereafter, such other office of such Bank, if any, that shall be making or maintaining LIBOR Rate Loans.

         LIBOR Rate. As applicable to any Interest Period for any LIBOR Rate Loan, the rate per annum (rounded upwards, if necessary, to the nearest 1/32nd of one percent) as determined on the basis of the offered rates for deposits in Dollars, for the period of time comparable to such Interest Period which appears on the Telerate page 3750 as of 11:00 a.m. London time on the day that is two
(2) LIBOR Business Days preceding the first day of such Interest Period; provided, however, if the rate described above does not appear on the Telerate System on any applicable interest determination date, the LIBOR Rate shall be the rate (rounded upwards as described above, if necessary) for deposits in Dollars for a period substantially equal to the Interest Period on the Reuters Page "LIBO" (or such other page as may replace the LIBO Page on that service for the purpose of displaying such rates), as of 11:00 a.m. (London Time), on the day that is two (2) LIBOR Business Days prior to the beginning of such Interest Period. If both the Telerate and Reuters systems are unavailable, then the rate for that date will be determined on the basis of the offered rates for deposits in Dollars for a period of time comparable to such Interest Period which are offered by four major banks in the London interbank market at approximately 11:00 a.m. London time, on the day that is two (2) LIBOR Business Days preceding the first day of such Interest Period as selected by Agent. The principal London office of each of the four major London banks will be requested to provide a quotation of its U.S. dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that date will be determined on the basis of the rates quoted for loans in Dollars to leading European banks for a period of time comparable to such Interest Period offered by major banks in New York City at approximately 11:00 a.m. (New York City time), on the day that is two (2) LIBOR Business Days preceding the first day of such Interest Period. In the event that Agent is unable to obtain any such quotation as provided above, it will be deemed that the LIBOR Rate pursuant to a LIBOR Rate Loan cannot be determined and the provisions of Section 4.4 shall apply. In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Percentage with respect to LIBOR deposits of Agent, then for any period during which such Reserve Percentage shall apply, the LIBOR Rate shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage.

         LIBOR Rate Loans. The Loans bearing interest calculated by reference to a LIBOR Rate.

         Loan Documents. This Agreement, the Notes, the Guaranty and all other documents, instruments or agreements now or hereafter executed or delivered by or on behalf of the Borrower or the Guarantor in connection with the Loans.

         Loans.  See Section 2.1.

         Majority Banks. As of any date, any Bank or collection of Banks whose aggregate Commitment Percentage is more than fifty percent (50%); provided, that, in determining said percentage at any given time, all then existing Defaulting Banks will be disregarded and excluded and the Commitment Percentages of the Banks shall be redetermined for voting purposes only, to exclude the Commitment Percentages of such Defaulting Bank(s); and provided, further that the Agent must always be among the Majority Banks except that after an Event of Default described in Section 12.1 (a) or (b) decisions of the Majority Banks to accelerate and/or exercise remedies pursuant to Section 12.5 shall be made without regard to whether the Agent is among the Majority Banks.

         Master Agreement. The Amended and Restated Master Agreement dated as of December 27, 1995, by and among RPS Realty Trust, Ramco-Gershenson, Inc. and certain other parties as set forth therein, as amended by First Amendment to Amended and Restated Master Agreement dated as of March 19, 1996.

         Maturity Date. September   , 2003 [INSERT DATE 1 DAY EARLIER THAN DATE
OF CLOSING], or such earlier date on which the Loans shall become due and payable pursuant to the terms hereof.

         Multiemployer Plan. Any multiemployer plan within the meaning of
Section 3(37) of ERISA maintained or contributed to by the Borrower, the Guarantor or any ERISA Affiliate.

         Net Income (or Deficit). With respect to any Person (or any asset of any Person) for any fiscal period, the net income (or deficit) of such Person (or attributable to such asset), after deduction of all expenses, taxes and other proper charges, determined in accordance with generally accepted accounting principles.

         Net Offering Proceeds. The gross cash proceeds received by the Borrower or the Guarantor as a result of a Debt Offering or an Equity Offering less the customary and reasonable costs, fees, expenses, underwriting commissions and discounts incurred by the Borrower or the Guarantor in connection therewith.

         Non-recourse Indebtedness. Indebtedness of a Person which is secured by one or more parcels of Real Estate and related personal property or interests therein and Short-term Investments and is not a general obligation of such Person, the holder of such Indebtedness having recourse solely to the parcels of Real Estate securing such Indebtedness, the Building and any leases thereon and the rents and profits thereof and the Short-term Investments securing such Indebtedness.

         Notes.  See Section 2.2.

         Notice.  See Section 19.

         Obligations. All indebtedness, obligations and liabilities of the Borrower to any of the Banks and the Agent, individually or collectively, under this Agreement or any of the other Loan Documents or in respect of any of the Loans or the Notes, or other instruments at any time evidencing any of the foregoing, whether existing on the date of this Agreement or arising or incurred hereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise.

         Operating Cash Flow. With respect to any Person (or any asset of any Person) for any period, an amount equal to the sum of (a) the Net Income of such Person (or attributable to such asset) for such period plus (b) depreciation and amortization, interest expense, and any extraordinary or nonrecurring losses deducted in calculating such Net Income, minus (c) any extraordinary or nonrecurring gains included in calculating such Net Income, minus (d) the Capital Expenditure Reserve Amount, all as determined in accordance with generally accepted accounting principles.

         Operating Cash Flow Rental Adjustment. For the purposes of calculating Operating Cash Flow, (a) with respect to any parcel of Real Estate as to which the Borrower or any Subsidiary or joint venture described in Section 8.3(k) shall obtain a replacement tenant for vacant space in excess of 10,000 rentable square feet, the rent from such tenant shall from the date such tenant takes possession and begins paying rent be included for one-half of the period for which such space was vacant during the period for which Operating Cash Flow is being calculated, and (b) with respect to any parcel of Real Estate as to which the Borrower or any Subsidiary or joint venture shall obtain a lease renewal from a tenant leasing in excess of 10,000 rentable square feet that provides for a higher base rent than previously paid by such tenant, the rent from such tenant from the date such tenant begins paying rent at the higher rate shall be included for the current and all prior periods for which Operating Cash Flow is then being calculated.

         Outstanding. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination.

         PBGC. The Pension Benefit Guaranty Corporation created by Section 4002 of ERISA and any successor entity or entities having similar responsibilities.

         Permitted Liens. Liens, security interests and other encumbrances permitted by Section 8.2.

         Person. Any individual, corporation, partnership, limited liability company, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

         Principal Documents. The Master Agreement, the RPS Contribution Agreements and the Ramco Agreements.

         Prior Guarantor:  As defined in the preamble hereto.

         Ramco Agreements.  As defined in the Master Agreement.

         Real Estate. All real property at any time owned or leased (as lessee or sublessee) by the Borrower or any of its Subsidiaries.

         Record. The grid attached to any Note, or the continuation of such grid, or any other similar record, including computer records, maintained by Agent with respect to any Loan referred to in such Note.

         Register.  See Section 18.2.

         REIT Status. With respect to the Guarantor, its status as a real estate investment trust as defined in Section 856(a) of the Code.

         Release.  See Section 6.18(c)(iii).

         Reserve Percentage. For any day with respect to a LIBOR Rate Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves (including, without limitation, all base, supplemental, marginal and other reserves) under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D or any successor or similar regulation), if such liabilities were outstanding. The Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in the Reserve Percentage.

         Revolving Credit Agreement. The Third Amended and Restated Master Revolving Credit Agreement dated of even date herewith among the Borrower, the Guarantor, Fleet, individually and as agent, and the other banks that are or become parties thereto, and the other parties thereto, as the same may be amended, modified, renewed, consolidated or restated.

         RPS Contribution Agreements. As defined in the Master Agreement.

         SEC. The federal Securities and Exchange Commission.

         Short-term Investments. Investments described in subsections (a) through (g), inclusive, of Section 8.3.

         State.  A state of the United States of America.

         Subordination Agreement. That certain Subordination Agreement dated of even date herewith between Agent, for itself and the Banks, and Fleet National Bank, as agent under the Revolving Credit Agreement, for itself and the other banks that are or become parties thereto.

         Subsidiary. Any corporation, association, partnership, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes or controlling interests) of the outstanding Voting Interests.

         Total Commitment. The sum of the Commitments of the Banks, as in effect from time to time. As of the date of this Agreement, the Total Commitment is Twenty-Five Million Dollars ($25,000,000.00).

         Type. As to any Loan, its nature as a Base Rate Loan or a LIBOR Rate Loan.

         Under Development. Any Real Estate shall be considered under development until such time as (i) certificates of occupancy permitting occupancy have been obtained for all tenants open for business and in any event for not less than seventy percent (70%) of the gross leasable area of such development (excluding outlots) or the Borrower has delivered to the Agent other evidence satisfactory to the Agent indicating that such occupancy of such development is lawful, and (ii) the gross income from the operation of such Real Estate on an accrual basis shall have equaled or exceeded operating costs on an accrual basis for three (3) months.

         Voting Interests. Stock or similar ownership interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, (a) to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, partnership, trust or other business entity involved, or (b) to control, manage, or conduct the business of the corporation, partnership, association, trust or other business entity involved.

         SECTION 1.2.  RULES OF INTERPRETATION.

              (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

              (b) The singular includes the plural and the plural includes the singular.

              (c) A reference to any law includes any amendment or modification to such law.

              (d) A reference to any Person includes its permitted successors and permitted assigns.

              (e) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

              (f) The words "include", "includes" and "including" are not limiting.

              (g) The words "approval" and "approved", as the context so determines, means an approval in writing given to the party seeking approval after full and fair disclosure to the party giving approval of all material facts necessary in order to determine whether approval should be granted.

              (h) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the State of Michigan, have the meanings assigned to them therein.

              (i) Reference to a particular "Section", refers to that section of this Agreement unless otherwise indicated.

              (j) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

SECTION 2.      THE TERM LOAN FACILITY.

         SECTION 2.1. COMMITMENT TO LEND. Subject to the terms and conditions set forth in this Agreement, each of the Banks severally agrees to lend to the Borrower on the Closing Date the amount of its Commitment (the "Loans"); provided, that the outstanding principal amount of the Loans shall not at anytime exceed the Total Commitment. The Loans shall be made pro rata in accordance with each Bank's Commitment Percentage. Once repaid, sums hereunder may not be reborrowed.

         SECTION 2.2. NOTES. The Loans shall be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit A hereto (collectively, the "Notes"), dated of even date as this Agreement and completed with appropriate insertions. One Note shall be payable to the order of each Bank in the principal amount equal to such Bank's Commitment, plus interest accrued thereon as set forth below. The Borrower irrevocably authorizes Agent to make or cause to be made, at or about the time of the Drawdown Date of any Loan or at the time of receipt of any payment of principal thereof, an appropriate notation on Agent's Record reflecting the making of such Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Loans set forth on Agent's Record shall be prima facie evidence of the principal amount thereof owing and unpaid to each Bank, but the failure to record, or any error in so recording, any such amount on Agent's Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Note to make payments of principal of or interest on any Note when due. By delivery of the Notes, there shall not be deemed to have occurred, and there has not otherwise occurred, any payment, satisfaction or novation of the indebtedness evidenced by the "Notes" (as defined in the Prior Credit Agreement), which indebtedness is instead allocated among the Banks as of the date hereof and evidenced by the Notes in accordance with their respective Commitment Percentages.

         SECTION 2.3.  INTEREST ON LOANS.

              (a) Each Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the date on which such Base Rate Loan is repaid or is converted to a LIBOR Rate Loan at the per annum rate equal to the sum of the Applicable Margin plus the Base Rate.

              (b) Each LIBOR Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the sum of the Applicable Margin plus the LIBOR Rate determined for such Interest Period.

              (c) The Borrower promises to pay interest on each Loan to it in arrears on each Interest Payment Date with respect thereto. In the event that any additional interest becomes due and payable for any period with respect to a Loan as a result of the Applicable Margin being determined based on the ratio of Consolidated Total Liabilities to Consolidated Total Adjusted Asset Value or any change in such ratio, and the interest for such period has previously been paid by the Borrower, the Borrower shall pay to the Agent for the account of the Banks the amount of such increase within ten (10) days of demand.

              (d) Base Rate Loans and LIBOR Rate Loans may be converted to Loans of the other Type as provided in Section 4.1.

SECTION 3.      REPAYMENT OF THE LOANS.

         SECTION 3.1. STATED MATURITY. The Borrower promises to pay on the Maturity Date and there shall become absolutely due and payable on the Maturity Date all of the Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

         SECTION 3.2. OPTIONAL PREPAYMENTS. The Borrower shall have the right, at its election, to prepay the outstanding amount of the applicable Loans, as a whole or in part, at any time without penalty or premium; provided, that the full or partial prepayment of the outstanding amount of any LIBOR Rate Loans pursuant to this Section 3.2 may be made only on the last day of the Interest Period relating thereto except as otherwise required pursuant to Section 4.7. The Borrower shall give the Agent, no later than 10:00 a.m., Boston time, at least five (5) Business Days' prior written notice of any prepayment pursuant to this Section 3.2, in each case specifying the proposed date of payment of Loans and the principal amount to be paid.

         SECTION 3.3. PARTIAL PREPAYMENTS. Each partial prepayment of the Loans under Section 3.2 shall be in a minimum amount of $500,000 or an integral multiple of $100,000 in excess thereof (or such other amount as may be required pursuant to Section 3.5), shall be accompanied by the payment of accrued interest on the principal prepaid to the date of payment and, after payment of such interest, shall be applied, in the absence of instruction by the Borrower, first to the principal of Base Rate Loans and then to the principal of LIBOR Rate Loans.

         SECTION 3.4. PROCEEDS FROM DEBT OR EQUITY OFFERING. So long as no "Default" or "Event of Default" (as such terms are defined in the Revolving Credit Agreement) has occurred and is continuing or would occur as a result of the following described payment, the Borrower shall cause any Net Offering Proceeds of any Equity Offering to be paid by the Borrower or the Guarantor to the Agent for the account of the Banks as a prepayment of the Loans to the Borrower or which are guaranteed by the Guarantor within ten (10) days of the date of such offering to be applied first to the then outstanding principal of the Loans and then to accrued and unpaid interest on the Loans.

         SECTION 3.5. REQUIRED AMORTIZATION. On each December 31, March 31, June 30 and September 30 during the term of the Loans (with the first such date being December 31, 2000), the principal amount of the Loans shall be repaid in separate installments (the "Amortization Payments") on the dates and in the amounts set forth below (each such payment being separate and not in the aggregate):



                  AMORTIZATION                                AMORTIZATION
                 PAYMENT DATES                           PAYMENTS FOR EACH DATE:
                 -------------                           -----------------------
      December 31, 2000, March 31, 2001,                       $500,000.00
      June 30, 2001 and September 30,
      2001

      December 31, 2001, March 31, 2002,                       $875,000.00
      June 30, 2002 and September 30,
      2002

      December 31, 2002, March 31, 2003                        $1,125,000.00
      and June 30, 2003

      Maturity Date                                     Remaining balance of Loans

Prepayments of the Loans pursuant to Section 3.2 shall be applied against the Amortization Payments in the order of earliest maturity. Borrower shall pay to Agent together with such principal payments such additional amounts as may be due pursuant to Section 4.8.

SECTION 4.      CERTAIN GENERAL PROVISIONS.

         SECTION 4.1.  CONVERSION OPTIONS.

              (a) The Borrower may elect from time to time to convert the outstanding Loans to a Loan of another Type and such Loan shall thereafter bear interest as a Base Rate Loan or a LIBOR Rate Loan, as applicable; provided that
(i) with respect to any such conversion of a LIBOR Rate Loan to a Base Rate Loan, the Borrower shall give the Agent at least three (3) Business Days' prior written notice of such election, and such conversion shall only be made on the last day of the Interest Period with respect to such LIBOR Rate Loan; (ii) with respect to any such conversion of a Base Rate Loan to a LIBOR Rate Loan the Borrower shall give the Agent at least four (4) LIBOR Business Days' prior written notice of such election and the Interest Period requested for such Loan, the principal amount of the Loan so converted shall be in a minimum aggregate amount of $500,000 or an integral multiple of $100,000 in excess thereof and, after giving effect to the making of such Loan there shall be no more than four
(4) LIBOR Rate Loans outstanding at any one time; and (iii) no Loan may be converted into a LIBOR Rate Loan when any Default or Event of Default has occurred and is continuing. All or any part of the outstanding Loans of any Type may be converted as provided herein, provided that no partial conversion shall result in a Base Rate Loan in an aggregate principal amount of less than $500,000 or a LIBOR Rate Loan in an aggregate principal amount of less than $500,000 and that the aggregate principal amount of each Loan shall be in an integral multiple of $100,000. On the date on which such conversion is being made, each Bank shall take such action as is necessary to transfer its Commitment Percentage of such Loans to its Domestic

Lending Office or its LIBOR Lending Office, as the case may be. Each Conversion Request relating to the conversion of a Base Rate Loan to a LIBOR Rate Loan shall be irrevocable by the Borrower.

                  (b) Any Loan may be continued as such Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the terms of Section 4.1(a); provided that no LIBOR Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the Interest Period relating thereto ending during the continuance of any Default or Event of Default.

                  (c) In the event that the Borrower does not notify the Agent of its election hereunder with respect to any Loan, such Loan shall be automatically converted to a Base Rate Loan at the end of the applicable Interest Period.

         SECTION 4.2. COMMITMENT AND SYNDICATION FEE. The Borrower shall pay to Fleet certain fees for services rendered or to be rendered in connection with the Loan as provided pursuant to the Agreement Regarding Fees as of even date herewith between the Borrower and Fleet.

         SECTION 4.3.  [INTENTIONALLY OMITTED].

         SECTION 4.4.  FUNDS FOR PAYMENTS.

              (a) All payments of principal, interest, closing fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent, for the respective accounts of the Banks and the Agent, as the case may be, at the Agent's Head Office, not later than 1:00 p.m. (Boston time) on the day when due, in each case in lawful money of the United States in immediately available funds. The Agent is hereby authorized to charge the accounts of the Borrower with Fleet designated by the Borrower, on the dates when the amount thereof shall become due and payable, with the amounts of the principal of and interest on the Loans and all fees, charges, expenses and other amounts owing to the Agent and/or the Banks under the Loan Documents.

              (b) All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by them hereunder or under any of the other Loan Documents, the Borrower will pay to the Agent, for the account of the Banks or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks or the Agent to receive the same net amount which the Banks or the Agent would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

         SECTION 4.5. COMPUTATIONS. All computations of interest on the Loans and of other fees to the extent applicable shall be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to LIBOR Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Loans as reflected on the records of the Agent from time to time shall be considered prima facie evidence of such amount.

         SECTION 4.6. INABILITY TO DETERMINE LIBOR RATE. In the event that, prior to the commencement of any Interest Period relating to any LIBOR Rate Loan, the Agent shall reasonably determine that adequate and reasonable methods do not exist for ascertaining the LIBOR Rate for such Interest Period, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower and the Banks) to the Borrower and the Banks. In such event (a) any Loan request with respect to conversion to a LIBOR Rate Loan shall be automatically withdrawn and shall be deemed a request for a Base Rate Loan and (b) each LIBOR Rate Loan will automatically, on the last day of the then current Interest Period thereof, become a Base Rate Loan, and the obligations of the Banks to provide LIBOR Rate Loans shall be suspended until the Agent determines that the circumstances giving rise to such suspension no longer exist, whereupon the Agent shall so notify the Borrower and the Banks.

         SECTION 4.7. ILLEGALITY. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or the interpretation or application thereof shall make it unlawful, or any central bank or other governmental authority having jurisdiction over a Bank or its LIBOR Lending Office shall assert that it is unlawful, for any Bank to make or maintain LIBOR Rate Loans, such Bank shall forthwith give notice of such circumstances to the Agent and the Borrower and thereupon (a) the commitment of the Banks to provide LIBOR Rate Loans or convert another Type to LIBOR Rate Loans shall forthwith be suspended and (b) the LIBOR Rate Loans then outstanding shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such LIBOR Rate Loans or within such earlier period as may be required by law.

         SECTION 4.8. ADDITIONAL INTEREST. If any LIBOR Rate Loan or any portion thereof is repaid or is converted to a Base Rate Loan for any reason on a date which is prior to the last day of the Interest Period applicable to such LIBOR Rate Loan, or if repayment of the Loans has been accelerated as provided in
Section 12.1, the Borrower will pay to the Agent upon demand for the account of the Banks in accordance with their respective Commitment Percentages, in addition to any amounts of interest otherwise payable hereunder, any amounts required to compensate the Banks for any losses, costs or expenses which may reasonably be incurred as a result of such payment or conversion, including, without limitation, an amount equal to daily interest for the unexpired portion of such Interest Period on the LIBOR Rate Loan or portion thereof so repaid or converted at a per annum rate equal to the excess, if any, of (a) the interest rate calculated on the basis of the LIBOR Rate applicable to such LIBOR Rate Loan minus (b) the yield obtainable by the Agent upon the purchase of debt securities customarily issued by the Treasury of the United States of America which have a maturity date most closely approximating the last day of such Interest Period (it being understood that the purchase of such securities shall not be required in order for such amounts to be payable) and that a Bank shall not be obligated or required to have actually obtained funds at the LIBOR Rate or to have actually reinvested such amounts as described above. Such amount shall be reduced to present value by using the rate on the United States Treasury securities described in the foregoing sentence and the number of days remaining in the unexpired portion of the Interest Period in question.

         SECTION 4.9. ADDITIONAL COSTS, ETC. Notwithstanding anything herein to the contrary, if any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and legally binding interpretations thereof by any competent court or by any governmental or other regulatory body or official with appropriate jurisdiction charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank or the Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

              (a) subject any Bank or the Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan Documents, such Bank's Commitment or the Loans (other than taxes based upon or measured by the income or profits of such Bank or the Agent), or

              (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Bank of the principal of or the interest on any Loans or any other amounts payable to any Bank under this Agreement or the other Loan Documents, or

              (c) impose or increase or render applicable any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or commitments of an office of any Bank, or

              (d) impose on any Bank or the Agent any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans, such Bank's Commitment, or any class of loans or commitments of which any of the Loans or such Bank's Commitment forms a part; and the result of any of the foregoing is

                   (i) to increase the cost to any Bank of making, funding, issuing, renewing, extending or maintaining any of the Loans or such Bank's Commitment, or

                   (ii) to reduce the amount of principal, interest or other amount payable to such Bank or the Agent hereunder on account of such Bank's Commitment or any of the Loans, or

                   (iii) to require such Bank or the Agent to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank or the Agent from the Borrower hereunder, then, and in each such case, the Borrower will within fifteen (15) days after demand made by such Bank or (as the case may be) the Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Bank or the Agent such additional amounts as such Bank or the Agent shall determine in good faith to be sufficient to compensate such Bank or the Agent for such additional cost, reduction, payment or foregone interest or other sum. Each Bank and the Agent in determining such amounts may use any reasonable averaging and attribution methods, generally applied by such Bank or the Agent.

         SECTION 4.10. CAPITAL ADEQUACY. If after the date hereof any Bank determines that (a) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by any governmental authority charged with the administration thereof, or (b) compliance by such Bank or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on such Bank's or such holding company's capital as a consequence of such Bank's commitment to make Loans hereunder to a level below that which such Bank or holding company could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by such Bank to be material, then such Bank may notify the Borrower thereof. The Borrower agrees to pay to such Bank the amount of such reduction in the return on capital as and when such reduction is determined, upon presentation by such Bank of a statement of the amount and setting forth such Bank's calculation thereof. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

         SECTION 4.11. INDEMNITY OF BORROWER. The Borrower agrees to indemnify each Bank and to hold each Bank harmless from and against any loss, cost or expense that such Bank may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or any interest on any LIBOR Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its LIBOR Rate Loans, or (b) default by the Borrower in making a conversion after the Borrower has given (or is deemed to have given) a Conversion Request.

         SECTION 4.12. INTEREST ON OVERDUE AMOUNTS; LATE CHARGE. Overdue principal and all other overdue amounts payable hereunder or under any of the other Loan Documents (other than interest on the Loans) shall, following the expiration of any applicable cure period expressly provided for in this Agreement, bear interest payable on demand at a rate per annum equal to five percent (5.0%) above the rate that would otherwise be applicable at such time until such amount shall be paid in full (after as well as before judgment). Overdue interest on the Loans shall, following the expiration of any applicable cure period expressly provided for in this Agreement, bear interest payable on demand at a rate equal to the lesser of (i) a per annum rate equal to five percent (5.0%) above the rate that would otherwise be applicable at such time or
(ii) the maximum annual rate of interest permitted by applicable law until such amount shall be paid in full (after as well as before judgment). In addition, the Borrower shall pay a late charge equal to four percent (4.0%) of any amount of interest and/or principal payable on the Loans or any other amounts payable hereunder or under the Loan Documents, which is not paid by the Borrower within fifteen (15) days after the same shall become due and payable.

         SECTION 4.13. HLT CLASSIFICATION. The Banks acknowledge that as of the date hereof neither the Commitments nor the Loans are classified as "highly leveraged transactions". Notwithstanding the foregoing, if after the date hereof, the Agent determines, or is advised by any Bank that such Bank has determined or has received notice from any governmental authority, central bank or comparable agency having jurisdiction over such Bank, that any of the Commitments or Loans are classified as a "highly leveraged transaction" (an "HLT Classification") pursuant to any existing regulations regarding "highly leveraged transactions" or any modification, amendment or interpretation thereof, or the adoption of new regulations regarding "highly leveraged transactions" after the date hereof by any governmental authority, central bank or comparable agency, the Agent shall promptly give notice of such HLT Classification to the Borrower and the Banks (which date is hereafter referred to as the "HLT Notice Date"). The Agent, the Banks and the Borrower shall thereupon commence negotiations in good faith to agree on the extent to which fees, interest rates and/or margins hereunder should be increased so as to reflect such HLT Classification. If the Borrower and the Majority Banks agree on the amount of such increase or increases, this Agreement shall be promptly amended to give effect to such increase or increases. If the Borrower and the Majority Banks fail to so agree and the Borrower has failed to refinance the Loans within ninety (90) days after the HLT Notice Date, then the Agent shall, if so requested by the Majority Banks, by notice to the Borrower terminate the Commitments and accelerate the maturity date of the Loans and the Loans shall become due and payable in full on the date specified in such notice, which date shall be not earlier than one hundred eighty (180) days after the HLT Notice Date. The Agent and the Banks acknowledge that an HLT Classification is not a Default or an Event of Default.

         SECTION 4.14. CERTIFICATE. A certificate setting forth any amounts payable pursuant to Section 4.8, Section 4.9, Section 4.10, Section 4.11,
Section 4.12 or Section 4.13 and a brief explanation of such amounts which are due, submitted by any Bank or the Agent to the Borrower, shall be conclusive in the absence of manifest error.

         SECTION 4.15. LIMITATION ON INTEREST. Notwithstanding anything in this Agreement to the contrary, all agreements between the Borrower and the Banks and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Banks exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Banks in excess of the maximum lawful amount, the interest payable to the Banks shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Banks shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations of the Borrower and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations of the Borrower, such excess shall be refunded to the Borrower. All interest paid or agreed to be paid to the Banks shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations of the Borrower (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This section shall control all agreements between the Borrower and the Banks and the Agent.

SECTION 5.      COLLATERAL SECURITY.

         SECTION 5.1. COLLATERAL. The Banks have agreed to make the Loans to the Borrower on an unsecured basis. Notwithstanding the foregoing, the Obligations shall be guaranteed pursuant to the terms of the Guaranty.

SECTION 6.      REPRESENTATIONS AND WARRANTIES OF THE GUARANTOR AND
                THE BORROWER.

         The Borrower and the Guarantor, jointly and severally, represent and warrant to the Agent and the Banks as follows.

         SECTION 6.1.  CORPORATE AUTHORITY, ETC.

              (a) Incorporation; Good Standing. The Borrower is a Delaware limited partner ship duly organized pursuant to its limited partnership agreement dated December 21, 1994, as amended by amendments one through thirteen, and a Certificate of Limited Partnership and amendments thereto filed with the Secretary of the State of Delaware and is validly existing and in good standing under the laws of the State of Delaware. The Guarantor is a Maryland real estate investment trust duly organized pursuant to its trust declaration dated October 2, 1997, as amended and supplemented, and a Certificate of Trust filed with the Secretary of the State of Maryland and is validly existing and in good standing under the laws of the State of Maryland. Each of the Borrower and the Guarantor (i) has all requisite power to own its respective property and conduct its respective business as now conducted and as presently contemplated, and (ii) as to the Borrower is in good standing as a foreign entity and is duly authorized to do business in the jurisdictions where the Real Estate of the Borrower is located and in each other jurisdiction where a failure to be so qualified in such other jurisdiction could have a materially adverse effect on the business, assets or financial condition of such Person. The Guarantor is a real estate investment trust in full compliance with and entitled to the benefits of Section 856 of the Code.

              (b) Subsidiaries. Each of the Subsidiaries of the Borrower and the Guarantor (i) is a corporation, limited partnership, limited liability company or trust duly organized under the laws of its State of organization and is validly existing and in good standing under the laws thereof, (ii) has all requisite power to own its property and conduct its business as now conducted and as presently contemplated and (iii) is in good standing and is duly authorized to do business in each jurisdiction where Real Estate held by it is located and in each other jurisdiction where a failure to be so qualified could have a materially adverse effect on the business, assets or financial condition of the Borrower, the Guarantor, or such Subsidiary.

              (c) Authorization. The execution, delivery and performance of this Agreement and the other Loan Documents to which the Borrower, the Guarantor or any of their respective Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby (i) are within the authority of such Person, (ii) have been duly authorized by all necessary proceedings on the part of such Person, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Person is subject or any judgment, order, writ, injunction, license or permit applicable to such Person, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the articles of incorporation, partnership agreement, declaration of trust or other charter documents or bylaws of, or any agreement or other instrument binding upon, such Person or any of its properties, and (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of such Person.

              (d) Enforceability. The execution and delivery of this Agreement and the other Loan Documents to which the Borrower, the Guarantor or any of their respective Subsidiaries is or is to become a party are valid and legally binding obligations of such Person enforceable in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

         SECTION 6.2. GOVERNMENTAL APPROVALS. The execution, delivery and performance of this Agreement and the other Loan Documents to which the Borrower, the Guarantor or any of their respective Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained.

         SECTION 6.3. TITLE TO PROPERTIES; LEASE. The Borrower, the Guarantor and their Subsidiaries own all of the assets reflected in the consolidated balance sheet of the Borrower and the Guarantor as of the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

         SECTION 6.4. FINANCIAL STATEMENTS. The Borrower has delivered to each of the Banks: (a) the consolidated balance sheet of the Guarantor and its respective Subsidiaries as of the Balance Sheet Date, and (b) certain other financial information relating to the Borrower, the Guarantor and the Real Estate. Such balance sheet and other information have been prepared in accordance with generally accepted accounting principles and fairly present the financial condition of the Borrower, the Guarantor and their respective Subsidiaries as of such dates and the results of the operations of the Borrower, the Guarantor and their respective Subsidiaries for such periods. There are no liabilities, contingent or otherwise, of the Borrower, the Guarantor or any of their respective Subsidiaries involving material amounts not disclosed in said financial statements and the related notes thereto.

         SECTION 6.5. NO MATERIAL CHANGES. Since the Balance Sheet Date, there has occurred no materially adverse change in the financial condition or business of the Borrower, the Guarantor, and their respective Subsidiaries taken as a whole as shown on or reflected in the consolidated balance sheet of the Borrower and the Guarantor as of the Balance Sheet Date, or its consolidated statement of income or cash flows for the fiscal year then ended, other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of such Person.

         SECTION 6.6. FRANCHISES, PATENTS, COPYRIGHTS, ETC. The Borrower, the Guarantor and their respective Subsidiaries possess all franchises, patents, copyrights, trademarks, trade names, servicemarks, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of their business substantially as now conducted without known conflict with any rights of others.

         SECTION 6.7. LITIGATION. Except as stated on Schedule 6.7 there are no actions, suits, proceedings or investigations of any kind pending or to the knowledge of such person threatened against the Borrower, the Guarantor or any of their respective Subsidiaries before any court, tribunal, arbitrator, mediator or administrative agency or board that, if adversely determined, might, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of such Person or materially impair the right of such Person to carry on business substantially as now conducted by it, or result in any liability not adequately covered by insurance, or for which adequate reserves are not maintained on the balance sheet of such Person, or which question the validity of this Agreement or any of the other Loan Documents, any action taken or to be taken pursuant hereto or thereto or any lien or security interest created or intended to be created pursuant hereto or thereto, or which will adversely affect the ability of the Borrower or the Guarantor to pay and perform the Obligations in the manner contemplated by this Agreement and the other Loan Documents.

         SECTION 6.8. NO MATERIALLY ADVERSE CONTRACTS, ETC. None of the Borrower, the Guarantor or any of their respective Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of such Person. None of the Borrower, the Guarantor, nor any of their respective Subsidiaries is a party to any contract or agreement that has or is expected, in the judgment of the partners or officers of such Person, to have any materially adverse effect on the business of any of them.

         SECTION 6.9. COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC. None of the Borrower, the Guarantor or any of their respective Subsidiaries is in violation of any provision of its charter or other organizational documents, bylaws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of such Person.

         SECTION 6.10. TAX STATUS. The Borrower, the Guarantor and each of their respective Subsidiaries (a) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (b) has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the partners or officers of such Person know of no basis for any such claim.

         SECTION 6.11. NO EVENT OF DEFAULT. No Default or Event of Default has occurred and is continuing.

         SECTION 6.12. HOLDING COMPANY AND INVESTMENT COMPANY ACTS. None of the Borrower, the Guarantor, or any of their respective Subsidiaries is or after giving effect to any Loan will be, subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940 or to any federal or state statute or regulation limiting its ability to incur indebtedness for borrowed money.

         SECTION 6.13. ABSENCE OF UCC FINANCING STATEMENTS, ETC. Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest or security title in, any property of the Borrower, the Guarantor or any of their respective Subsidiaries or rights thereunder.

         SECTION 6.14.  [INTENTIONALLY OMITTED].

         SECTION 6.15. CERTAIN TRANSACTIONS. Except as set forth on Schedule 6.15, none of the officers, trustees, directors, or employees of the Borrower, the Guarantor or any of their respective Subsidiaries is a party to any transaction with either or both of the Borrower, the Guarantor or any of their respective Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, trustee, director or such employee or, to the knowledge of the Borrower, the Guarantor, or any corporation, partnership, trust or other entity in which any officer, trustee, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

         SECTION 6.16. EMPLOYEE BENEFIT PLANS. The Borrower, the Guarantor and each ERISA Affiliate has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan. Neither the Borrower, the Guarantor nor any ERISA Affiliate has
(a) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan, (b) failed to make any contribution or payment to any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan, or made any amendment to any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan, which has resulted or could result in the imposition of a lien or the posting of a bond or other security under ERISA or the Code, or (c) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. None of the Real Estate constitutes a "plan asset" of any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan.

         SECTION 6.17. REGULATIONS T, U AND X. No portion of any Loan is to be used for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 220, 221 and 224.

         SECTION 6.18. ENVIRONMENTAL COMPLIANCE. The Borrower and the Guarantor each has taken all commercially reasonable steps to investigate the past and present conditions and usage of the Real Estate and the operations conducted thereon and, based upon such investigation makes the following representations and warranties.

              (a) To the best of the Borrower's and the Guarantor's knowledge, none of the Borrower, the Guarantor or their respective Subsidiaries or any operator of the Real Estate, or any operations thereon is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including, without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund

Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to the environment (hereinafter "Environmental Laws"), which violation involves the Real Estate and would have a material adverse effect on the business, assets or financial condition of the Borrower, the Guarantor or any of their respective Subsidiaries.

              (b) None of the Borrower, the Guarantor or any of their respective Subsidiaries has received notice from any third party including, without limitation, any federal, state or local governmental authority, (i) that it has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986); (ii) that any hazardous waste, as defined by 42 U.S.C. Section 9601(5), any hazardous substances as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C. Section 9601(33) or any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which it has generated, transported or disposed of have been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that the Borrower, the Guarantor or any of their respective Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances.

              (c) To the best of the Borrower's and the Guarantor's knowledge, except as specifically set forth in the environmental assessments with respect to the "Mortgaged Properties" under the Revolving Credit Agreement provided to the Agent on or before the date hereof or as set forth on Schedule 6.18 attached hereto, or in the case of Real Estate acquired after the date hereof, to the best of the Borrower's and Guarantor's knowledge except as may be disclosed to the Agent in writing upon the acquisition of the same: (i) no portion of the Real Estate has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws in all material respects, and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Real Estate; (ii) in the course of any activities conducted by either the Borrower, the Guarantor, their Subsidiaries or the operators of its properties, no Hazardous Substances have been generated or are being used on the Real Estate except in the ordinary course of business and in accordance with applicable Environmental Laws in all material respects; (iii) there has been no past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping (a "Release") or threatened Release of Hazardous Substances on, upon, into or from any of the Real Estate, or, to the best of the Borrower's or the Guarantor's knowledge, on, upon, into or from the other properties of the Borrower, the Guarantor or their respective Subsidiaries, which Release would have a material adverse effect on the value of any of the Real Estate or adjacent properties or the environment;
(iv) to the best of the Borrower's or the Guarantor's knowledge, there have been no Releases on, upon, from or into any real property in the vicinity of any of the Real Estate which through soil or groundwater contamination, may have come to be



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

located on, and which would have a material adverse effect on the value of, the Real Estate; and (v) any Hazardous Substances that have been generated on any of the Real Estate have been transported off-site only by carriers having an identification number issued by the EPA or approved by a state or local environmental regulatory authority having jurisdiction regarding the transportation of such substance and treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under all applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Borrower's or the Guarantor's knowledge, operating in compliance with such permits and applicable Environmental Laws.

                  (d) None of the Borrower, the Guarantor, their respective Subsidiaries, or the Real Estate is subject to any applicable Environmental Law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby.

         SECTION 6.19. SUBSIDIARIES. Schedule 6.19 sets forth all of the Subsidiaries of the Borrower and the Guarantor. The form and jurisdiction of organization of each of the Subsidiaries, and the Borrower's and the Guarantor's ownership interest therein, is set forth in said Schedule 6.19.

         SECTION 6.20.  [INTENTIONALLY OMITTED].

         SECTION 6.21. LOAN DOCUMENTS. All of the representations and warranties made by or on behalf of the Borrower, the Guarantor, and their respective Subsidiaries in this Agreement and the other Loan Documents or any document or instrument delivered to the Agent or the Banks pursuant to or in connection with any of such Loan Documents are true and correct in all material respects, and neither the Borrower, the Guarantor nor any of their respective Subsidiaries has failed to disclose such information as is necessary to make such representations and warranties not misleading.

         SECTION 6.22. PROPERTY. All of the Borrower's and its Subsidiaries' Real Estate is in good condition and working order subject to ordinary wear and tear. The Borrower further has completed an appropriate investigation of the environmental condition of each such property owned or leased by the Borrower or its Subsidiaries as of the later of the date of the Borrower's or such Subsidiaries' purchase thereof or the date upon which such property was last given as security for Indebtedness of the Borrower or such Subsidiary, including preparation or updating of a "Phase I" report and, if recommended by the "Phase I" report, a "Phase II" report, in each case prepared by a recognized environmental engineer in accordance with customary standards which discloses that such property is not in violation of the representations and covenants set forth in this Agreement, unless satisfactory remediation actions are being taken. There are no unpaid or outstanding real estate or other taxes or assessments on or against any property of the Borrower or any of its Subsidiaries which are payable by the Borrower or its Subsidiaries (except only real estate or other taxes or assessments, that are not yet due and payable or are being protested as permitted by this Agreement). There are no pending eminent domain proceedings against any property of the Borrower or its

Subsidiaries or any part thereof, and, to the knowledge of the Borrower, no such proceedings are presently threatened or contemplated by any taking authority which may individually or in the aggregate have any materially adverse effect on the business or financial condition of the Borrower. None of the property of the Borrower or its Subsidiaries is now damaged as a result of any fire, explosion, accident, flood or other casualty in any manner which individually or in the aggregate would have any materially adverse effect on the business or financial condition of the Borrower.

         SECTION 6.23. BROKERS. None of the Borrower, the Guarantor, or any of their respective Subsidiaries has engaged or otherwise dealt with any broker, finder or similar entity in connection with this Agreement or the Loans contemplated hereunder.

         SECTION 6.24. OTHER DEBT. None of the Borrower, the Guarantor, or any of their respective Subsidiaries is in default of the payment of any Indebtedness or any other agreement, mortgage, deed of trust, security agreement, financing agreement, indenture or lease to which any of them is a party. The Borrower is not a party to or bound by any agreement, instrument or indenture that may require the subordination in right or time or payment of any of the Obligations to any other indebtedness or obligation of the Borrower. The Borrower has provided to the Agent a schedule, and upon the request of the Agent will provide copies, of all agreements, mortgages, deeds of trust, financing agreements or other material agreements binding upon the Borrower or its properties and entered into by the Borrower as of the date of this Agreement with respect to any Indebtedness of the Borrower.

         SECTION 6.25. SOLVENCY. As of the Closing Date and after giving effect to the transactions contemplated by this Agreement and the other Loan Documents, including all Loans made or to be made hereunder, neither the Borrower, the Guarantor nor any of their Subsidiaries is insolvent on a balance sheet basis such that the sum of such Person's assets exceeds the sum of such Person's liabilities, such Person is able to pay its debts as they become due, and such Person has sufficient capital to carry on its business.

         SECTION 6.26. [INTENTIONALLY OMITTED].

         SECTION 6.27. NO FRAUDULENT INTENT. Neither the execution and delivery of this Agreement or any of the other Loan Documents nor the performance of any actions required hereunder or thereunder is being undertaken by the Borrower, Guarantor or any of their respective Subsidiaries with or as a result of any actual intent by any of such Persons to hinder, delay or defraud any entity to which any of such Persons is now or will hereafter become indebted.

         SECTION 6.28. TRANSACTION IN BEST INTERESTS OF BORROWER; CONSIDERATION. The transaction evidenced by this Agreement and the other Loan Documents is in the best interests of the Borrower, the Guarantor, each of their respective Subsidiaries and the creditors of such Persons. The direct and indirect benefits to inure to the Borrower, the Guarantor and each of their respective Subsidiaries pursuant to this Agreement and the other Loan Documents constitute substantially more than "reasonably equivalent value" (as such term is used in Section 548 of the Bankruptcy Code) and "valuable consideration," "fair value," and "fair consideration," (as such terms are used in any applicable state fraudulent conveyance law), in exchange for the benefits to be provided by the Borrower, the Guarantor and each of their respective Subsidiaries pursuant to this Agreement and the other Loan Documents, and but for the willingness of the Guarantor to guaranty the Loan, Borrower would be unable to obtain the financing contemplated hereunder which financing will enable the Borrower and its Subsidiaries to have available financing to refinance the indebtedness under the Prior Credit Agreement and to conduct and expand their business.

         SECTION 6.29. PARTNERS AND THE GUARANTOR. Guarantor is the sole general partner of the Borrower and owns a 1% general partnership interest and a 69.702% limited partnership interest in the Borrower. Guarantor owns no assets other than its interest in the Borrower as a general partner and limited partner, cash, Short-term Investments and the property described in Schedule 6.29 hereto.

         SECTION 6.30.  PRINCIPAL DOCUMENTS.   All obligations of the parties
under each of the Principal Documents has been satisfied, and there are no surviving benefits or obligations under any of the Principal Documents.

SECTION 7.      AFFIRMATIVE COVENANTS OF THE GUARANTOR AND THE
                BORROWER.

         The Guarantor (to the extent hereinafter provided) and the Borrower covenant and agree that, so long as any Loan or Note is outstanding or any Bank has any obligation to make any Loans:

         SECTION 7.1. PUNCTUAL PAYMENT. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans and all interest and fees provided for in this Agreement, all in accordance with the terms of this Agreement and the Notes as well as all other sums owing pursuant to the Loan Documents.

         SECTION 7.2. MAINTENANCE OF OFFICE. The Borrower will maintain its chief executive office at 27600 Northwestern Highway, Suite 200, Southfield, Michigan, 48034, or at such other place in the United States of America as the Borrower shall designate upon prior written notice to the Agent and the Banks, where notices, presentations and demands to or upon the Borrower in respect of the Loan Documents may be given or made.

         SECTION 7.3. RECORDS AND ACCOUNTS. The Borrower will (a) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation and amortization of its properties and the properties of its Subsidiaries, contingencies and other reserves. Neither the Borrower nor the Guarantor nor any of their respective Subsidiaries shall, without the prior written consent of the Majority Banks, (x) make any material changes to the accounting principles used by such Person in preparing the financial statements and other information described in
Section 6.4 or (y) change its fiscal year.

         SECTION 7.4. FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION. The Borrower and the Guarantor will deliver or cause to be delivered to each of the
Banks:

              (a) as soon as practicable, but in any event not later than one hundred (100) days after the end of each fiscal year of the Guarantor, the audited Consolidated balance sheet of the Guarantor and its Subsidiaries at the end of such year, and the related audited Consolidated statements of income, changes in shareholder's equity and cash flows for such year, each setting forth in comparative form the figures for the previous fiscal year and all such statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and accompanied by an auditor's report prepared without qualification by Deloitte & Touche, or by another "Big Five" accounting firm, the Form 10-K filed with the SEC (unless the SEC has approved an extension, in which event the Guarantor will deliver to the Agent and each of the Banks a copy of the Form 10-K simultaneously with delivery to the SEC), a statement of the Borrower's taxable net income for the prior fiscal year, and any other information the Banks may need to complete a financial analysis of the Guarantor and its Subsidiaries;

              (b) as soon as practicable, but in any event not later than fifty-five (55) days after the end of each of the first three (3) fiscal quarters of the Borrower and the Guarantor, respectively, copies of the unaudited Consolidated balance sheet of the Borrower and its Subsidiaries and the Guarantor and its Subsidiaries, respectively, as at the end of such quarter, and the related unaudited Consolidated statements of income, changes in shareholder's equity and cash flows for the portion of the Borrower's and the Guarantor's, respectively, fiscal year then elapsed, all in reasonable detail and prepared in accordance with generally accepted accounting principles (which, as to the Guarantor, may be provided by inclusion in the Form 10-Q of the Guarantor for such period provided pursuant to subsection (c) below), together with a certification by the principal financial or accounting officer of the Borrower and the Guarantor, respectively, that the information contained in such financial statements fairly presents the financial position of such Person and its Subsidiaries on the date thereof (subject to year-end adjustments); provided, however, that unless otherwise requested by the Agent or the Majority Banks, the Borrower shall not be required to deliver the balance sheets, statements or other matters required by this Section 7.4(b) to the extent the same are incorporated in the balance sheets, statements and other matters delivered to the Banks by the Guarantor;

              (c) as soon as practicable, but in any event not later than fifty-five (55) days after the end of each of the first three (3) fiscal quarters of the Guarantor in each year, copies of Form 10-Q filed with the SEC (unless the SEC has approved an extension in which event the Guarantor will deliver such copies of the Form 10-Q to the Agent and each of the Banks simultaneously with delivery to the SEC);

              (d) as soon as practicable, but in any event not later than fifty-five (55) days after the end of the first three (3) fiscal quarters of the Borrower, copies of a Consolidated statement of Operating Cash Flow for such fiscal quarter for the Borrower and its Subsidiaries and a statement of Operating Cash Flow for such fiscal quarter for the Borrower, prepared on a basis consistent with the statement furnished pursuant to Section 6.4(c) together with a certification by the chief financial or chief accounting officer of the general partner of the Borrower, that the information contained in such statement fairly presents the Operating Cash Flow of the Borrower and its Subsidiaries for such period;

              (e) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement (a "Compliance Certificate") certified by the principal financial or accounting officer of Guarantor and of the general partner of the Borrower in the form of Exhibit B hereto (or in such other form as the Agent may approve from time to time) setting forth in reasonable detail computations evidencing compliance with the covenants contained in Section 9 and the other covenants described therein, and (if applicable) reconciliations to reflect changes in generally accepted accounting principles since the Balance Sheet Date;

              (f) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the SEC or sent to the stockholders of the Guarantor or the partners of the Borrower;

              (g) as soon as practicable but in any event not later than fifty-five (55) days after the end of each of the first three (3) fiscal quarters of the Borrower, an updated rent roll aggregating information for all Real Estate and operating statements and tenant sales reports with respect to all Real Estate with respect to such fiscal quarter, such statements and reports to be in form reasonably satisfactory to the Agent;

              (h) as soon as practicable but in any event not later than one hundred (100) days after the end of the fourth fiscal quarter of the Borrower, an updated rent roll aggregating information for all Real Estate and rolling four (4) quarter operating statements and tenant sales reports with respect to all Real Estate, such statements and reports to be in form reasonably satisfactory to the Agent;

              (i) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, the following with respect to each acquisition of an interest in Real Estate having a fair market value in excess of $10,000,000.00 by the Borrower or any of its Subsidiaries (which for the purposes of this Section 7.4(h) shall include the Investments described in
Section 8.3(i), provided that with respect to the Investments described in
Section 8.3(i), the following items shall be provided to the extent reasonably available to the Borrower or its Subsidiaries): (i) the closing statement relating to such acquisition, (ii) a description of the property acquired, (iii) a certificate from the chief financial or accounting officer of the Borrower stating that (A) an environmental site assessment has been prepared by an environmental engineer and such assessment contains no material qualifications with respect to such Real Estate and (B) a statement of condition of such Real Estate has been prepared by a construction engineer and such statement contains no material qualifications, and (iv) a historical operating statement of such Real Estate for such period as may be available to the Borrower and a current rent roll for such Real Estate;

              (j) promptly after they are filed with the Internal Revenue Service, copies of all annual federal income tax returns and amendments thereto of the Borrower and the Guarantor;

              (k) promptly upon completion, copies of such market studies relating to the Real Estate as are from time to time prepared by or on behalf of the Borrower or its Subsidiaries;

              (l) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, each of the following with respect to each acquisition of an interest in a Subsidiary: (i) the name and structure of the Subsidiary, (ii) a description of the property owned by such Subsidiary, and (iii) such other information as the Agent may reasonably request;

              (m) simultaneously with the delivery of the financial statement referred to in subsection (a) above, a statement (i) listing the Real Estate owned by the Borrower and its Subsidiaries (or in which the Borrower or its Subsidiaries owns an interest) and stating the location thereof, the date acquired and the acquisition cost, (ii) listing the Indebtedness of the Borrower and its Subsidiaries (excluding Indebtedness of the type described in Section 8.1(b)-(e)), which statement shall include, without limitation, a statement of the original principal amount of such Indebtedness and the current amount outstanding, the holder thereof, the maturity date and any extension options, the interest rate, the collateral provided for such Indebtedness and whether such Indebtedness is recourse or non-recourse, and (iii) listing the properties of the Borrower and its Subsidiaries which are under "development" (as used in Section 8.9) and providing a brief summary of the status of such development;

              (n) not later than thirty (30) days prior to the end of each fiscal year of the Borrower a budget and business plan for the next fiscal year;

              (o) as soon as practicable, but in any event not later than one hundred (100) days after the end of each fiscal year of the Borrower, the unaudited Consolidated balance sheet of the Borrower and its Subsidiaries at the end of such year, and the related unaudited consolidated statements of income, changes in shareholder's equity and cash flows for such year, each setting forth in comparative form the figures for the previous fiscal year and all such statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and accompanied by a certification by the principal financial or accounting officer of the Borrower that the information contained in such financial statements fairly presents the financial position of the Borrower and its Subsidiaries on the date thereof (provided, however, that Borrower shall not be required to provide such statements in the event that such statements would be substantially similar to the consolidated statements provided by the Guarantor); and

              (p) from time to time such other financial data and information in the possession of the Borrower, the Guarantor or their respective Subsidiaries (including without limitation auditors' management letters, property inspection and environmental reports and information as to zoning and other legal and regulatory changes affecting the Borrower or the Guarantor) as the Agent may reasonably request.

         SECTION 7.5.  NOTICES.

              (a) Defaults. The Borrower will promptly notify the Agent in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or under any note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Borrower, the Guarantor or any of their respective Subsidiaries is a party or obligor, whether as principal or surety, and such default would permit the holder of such note or obligation or other evidence of indebtedness to accelerate the maturity thereof, which acceleration would have a material adverse effect on the Borrower or the Guarantor, the Borrower shall forthwith give written notice thereof to the Agent and each of the Banks, describing the notice or action and the nature of the claimed default.

              (b) Environmental Events. The Borrower will promptly give notice to the Agent (i) upon the Borrower obtaining knowledge of any potential or known Release of any Hazardous Substances at or from any Real Estate; (ii) of any violation of any Environmental Law that the Borrower or any of its Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency and (iii) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any federal, state or local environmental agency or board, that in either case involves any Real Estate or has the potential to materially affect the assets, liabilities, financial conditions or operations of the Borrower or any Subsidiary.

              (c) Notice of Litigation and Judgments. The Borrower will give notice to the Agent in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrower, the Guarantor or any of their respective Subsidiaries or to which the Borrower, the Guarantor or any of their respective Subsidiaries is or is to become a party involving an uninsured claim against the Borrower, the Guarantor or any of their respective Subsidiaries that could reasonably be expected to have a materially adverse effect on the Borrower or the Guarantor and stating the nature and status of such litigation or proceedings. The Borrower will give notice to the Agent, in writing, in form and detail satisfactory to the Agent and each of the Banks, within ten (10) days of any judgment not covered by insurance, whether final or otherwise, against the Borrower, the Guarantor or any of their respective Subsidiaries in an amount in excess of $100,000.

              (d) Notice of Proposed Sales, Encumbrances, Refinance or Transfer of Real Estate. The Borrower will give notice to the Agent of any proposed or completed sale, encumbrance, refinance or transfer of any Real Estate or other Investment described in Section 8.3(i) of the Borrower, the Guarantor or their respective Subsidiaries within any fiscal quarter of the Borrower, such notice to be submitted, in the case of any such sale, encumbrance, refinance or transfer in an amount in excess of $25,000,000.00, together with the Compliance Certificate provided or required to be provided to the Banks under Section 7.4 with respect to such fiscal quarter. The Compliance Certificate shall with respect to any proposed or completed sale, encumbrance, refinance or transfer be adjusted in the best good faith estimate of the Borrower to give effect to such sale, encumbrance, refinance or transfer and demonstrate that no Default or Event of Default with respect to the covenants referred to therein shall exist after giving effect to such sale, encumbrance, refinance or transfer. Notwithstanding the foregoing, in the event of any sale, encumbrance, refinance or transfer of any Real Estate or other Investment described in Section 8.3(i) of the Borrower, the Guarantor or their respective Subsidiaries, the Borrower shall promptly give notice to the Agent of such transaction, which notice shall be accompanied by a Compliance Certificate prepared using the financial statements of the Borrower most recently provided or required to be provided to the Banks under Section 6.4 or Section 7.4 adjusted as provided in the preceding sentence.

              (e) Notification of Banks. Promptly after receiving any notice under this Section 7.5, the Agent will forward a copy thereof to each of the Banks, together with copies of any certificates or other written information that accompanied such notice.

         SECTION 7.6.  EXISTENCE; MAINTENANCE OF PROPERTIES.

              (a) The Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a Delaware limited partnership. The Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a Maryland real estate investment trust. The Borrower will cause each of its Subsidiaries to do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence. The Borrower and the Guarantor will do or cause to be done all things necessary to preserve and keep in full force all of their respective rights and franchises and those of their Subsidiaries. The Borrower will, and will cause each of its Subsidiaries to, continue to engage primarily in the businesses now conducted by it and in related businesses.

              (b) The Borrower (i) will cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment, and (ii) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof in all cases in which the failure so to do would have a material adverse effect on the condition of any Real Estate or on the financial condition, assets or operations of the Borrower and its Subsidiaries.

              (c) The common stock of Guarantor shall at all times be listed for trading and be traded on the New York Stock Exchange.

        SECTION 7.7. INSURANCE. The Borrower will procure and maintain or cause to be procured and maintained insurance covering the Borrower and the Guarantor and their respective Subsidiaries and their respective properties (the cost of such insurance to be borne by the insured thereunder) in such amounts and against such risks and casualties as are customary for properties of similar character and location, due regard being given to the type of improvements thereon, their construction, location, use and occupancy.

         SECTION 7.8. TAXES. The Borrower and each Subsidiary will duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and upon the Real Estate, sales and activities, or any part thereof, or upon the income or profits therefrom as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and provided, further that forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor, the Borrower and each Subsidiary of the Borrower either (i) will provide a bond issued by a surety reasonably acceptable to the Agent and sufficient to stay all such proceedings or (ii) if no such bond is provided, will pay each such tax, assessment, charge, levy or claim.

         SECTION 7.9. INSPECTION OF PROPERTIES AND BOOKS. The Borrower shall permit the Banks, through the Agent or any representative designated by the Agent, at the Borrower's expense to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, to examine the books of account of the Borrower and its Subsidiaries (and to make copies thereof and extracts therefrom) and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with, and to be advised as to the same by, its officers, all at such reasonable times and intervals as the Agent or any Bank may reasonably request, provided that so long as no Default or Event of Default shall have occurred and be continuing, the Borrower shall not be required to pay for such visits and inspections more often than once in any twelve (12) month period. The Banks shall use good faith efforts to coordinate such visits and inspections so as to minimize the interference with and disruption to the Borrower's normal business operations.

         SECTION 7.10. COMPLIANCE WITH LAWS, CONTRACTS, LICENSES, AND PERMITS. The Borrower will comply with, and will cause each of its Subsidiaries to comply in all respects with, (i) all applicable laws and regulations now or hereafter in effect wherever its business is conducted, including all Environmental Laws,
(ii) the provisions of its corporate charter, partnership agreement or declaration of trust, as the case may be, and other charter documents and bylaws, (iii) all agreements and instruments to which it is a party or by which it or any of its properties may be bound, (iv) all applicable decrees, orders, and judgments, and (v) all licenses and permits required by applicable laws and regulations for the conduct of its business or the ownership, use or operation of its properties. If at any time while any Loan or Note is outstanding or the Banks have any obligation to make Loans hereunder, any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower may fulfill any of its obligations hereunder, the Borrower will immediately take or cause to be taken all steps necessary to obtain such authorization, consent, approval, permit or license and furnish the Agent and the Banks with evidence thereof.

         SECTION 7.11. USE OF PROCEEDS. The Borrower will use the proceeds of the Loans solely to refinance the indebtedness under the Prior Credit Agreement and to pay transaction costs in connection with this Agreement.

         SECTION 7.12. FURTHER ASSURANCES. Each of the Borrower and the Guarantor will cooperate with, and will cause each of its Subsidiaries to cooperate with the Agent and the Banks and execute such further instruments and documents as the Banks or the Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Agreement and the other Loan Documents.

         SECTION 7.13. COMPLIANCE. The Borrower shall operate its business, and shall cause each of its Subsidiaries to operate its business, in compliance with the terms and conditions of this Agreement and the other Loan Documents. The Guarantor shall at all times comply with all requirements of applicable laws necessary to maintain REIT Status and shall operate its business in compliance with the terms and conditions of this Agreement and the other Loan Documents.

         SECTION 7.14.  LIMITING AGREEMENTS.

              (a) Neither Borrower, the Guarantor nor any of their respective Subsidiaries shall enter into, any agreement, instrument or transaction which has or may have the effect of prohibiting or limiting Borrower's, the Guarantor's or any of their respective Subsidiaries' ability to pledge to Agent any assets which are owned by the Borrower, the Guarantor or any such Subsidiary and which are not otherwise subject to liens permitted by Section 8.2(vi), (vii) and (viii) as security for the Loans. Borrower shall take, and shall cause the Guarantor and their respective Subsidiaries to take, such actions as are necessary to preserve the right and ability of Borrower, the Guarantor and their respective Subsidiaries to pledge such assets as security for the Loans without any such pledge after the date hereof causing or permitting the acceleration (after the giving of notice or the passage of time, or otherwise) of any other Indebtedness of Borrower, the Guarantor or any of their respective Subsidiaries.

              (b) Borrower shall, upon demand, provide to the Agent such evidence as the Agent may reasonably require to evidence compliance with this
Section 7.14, which evidence shall include, without limitation, copies of any agreements or instruments which would in any way restrict or limit the Borrower's, any Guarantor's or any Subsidiary's ability to pledge assets as security for Indebtedness, or which provide for the occurrence of a default (after the giving of notice or the passage of time, or otherwise) if assets are pledged in the future as security for Indebtedness of the Borrower or Guarantor.

         SECTION 7.15. OWNERSHIP OF REAL ESTATE. Without the prior written consent of the Majority Banks, which consent may be withheld by the Majority Banks in their sole discretion, all interests (whether direct or indirect) of the Borrower or the Guarantor in real estate assets acquired after the date hereof shall be owned directly by the Borrower; provided, however, subject to the restrictions in Section 8.3, the Borrower shall be permitted to own Real Estate through Subsidiaries or joint ventures.

         SECTION 7.16. MORE RESTRICTIVE AGREEMENTS. Should the Borrower, the Guarantor or any of their respective Subsidiaries enter into or modify any agreements or documents pertaining to any existing or future Indebtedness, Debt Offering or Equity Offering, which agreements or documents include covenants, whether affirmative or negative (or any other provision which may have the same practical effect as any of the foregoing), which are individually or in the aggregate more restrictive against the Borrower, the Guarantor or their respective Subsidiaries than those set forth in Section 8 and Section 9 of this Agreement, the Borrower shall promptly notify the Agent and, if requested by the Majority Banks, the Borrower, the Agent, and the Majority Banks shall promptly amend this Agreement and the other Loan Documents to include some or all of such more restrictive provisions as determined by the Majority Banks in their sole discretion. Each of the Borrower and Guarantor agree to deliver to the Agent copies of any agreements or documents (or modifications thereof) pertaining to existing or future Indebtedness, Debt Offering or Equity Offering of the Borrower, the Guarantor or any of their respective Subsidiaries as the Agent from time to time may request. Notwithstanding the foregoing, this Section 7.16 shall not apply to covenants contained in any agreements or documents evidencing or securing Non-recourse Indebtedness or covenants in agreements or documents relating to recourse Indebtedness that relate only to specific Real Estate that is collateral for such Indebtedness.

         SECTION 7.17. GUARANTOR RESTRICTIONS. The Borrower and Guarantor covenant and agree that: Guarantor will at all times (a) be the sole general partner of the Borrower, (b) own not less than fifty- one percent (51%) of the partnership interests in the Borrower, and in any event the largest percentage interest of any partner in the Borrower and (c) be responsible for making all major and day-to-day operational and management decisions to be made by the Borrower in the conduct of its business. Without the prior written consent of Agent, Guarantor shall not own any assets other than its interest in the Borrower as a general partner and a limited partner, cash, Short-term Investments and the property described in Schedule 6.29 hereto.

SECTION 8.      CERTAIN NEGATIVE COVENANTS OF THE GUARANTOR AND THE
                BORROWER.

         The Borrower and the Guarantor, jointly and severally, covenant and agree that, so long as any Loan or Note is outstanding or any of the Banks has any obligation to make any Loans:

         SECTION 8.1. RESTRICTIONS ON INDEBTEDNESS. The Guarantor will not (other than solely as a result of its status as a general partner of the Borrower) create, incur, assume, guarantee or be or remain liable, contingently or otherwise with respect to any Indebtedness other than the Obligations and any Indebtedness of the Borrower permitted under the terms of this Section 8.1. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

              (a) Indebtedness to the Banks arising under any of the Loan Documents;

              (b) current liabilities of the Borrower or its Subsidiaries incurred in the ordinary course of business but not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

              (c) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 7.8;

              (d) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrower shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

              (e) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

              (f) subject to the provisions of Section 9, (i) Non-recourse Indebtedness of the Borrower or any of its Subsidiaries, provided that neither the Borrower nor any of its Subsidiaries shall incur any Non-recourse Indebtedness unless the Borrower shall have provided to the Banks a statement that no Default or Event of Default exists and a Compliance Certificate demonstrating that the Borrower will be in compliance with the covenants referred to therein after giving effect to such incurrence, and environmental indemnities and customary exceptions to exculpatory language shall be permitted in any such Non-recourse Indebtedness, and (ii) Indebtedness of Borrower under environmental indemnities and guarantees with respect to customary exceptions to exculpatory language with respect to Non-recourse Indebtedness of its Subsidiaries or joint ventures permitted pursuant to Section 8.3(k) (provided that in the event any claim is made against Borrower or any of its Subsidiaries with respect to such indemnities or exceptions, the amount so claimed shall be considered a recourse liability of such Person);

              (g) Indebtedness in respect of reverse repurchase agreements having a term of not more than one hundred eighty (180) days with respect to Investments described in Section 8.3(d) or (e);

              (h) subject to the provisions of Section 9, other unsecured recourse Indebtedness of the Borrower and its Subsidiaries in an aggregate outstanding principal amount (excluding the Obligations) not exceeding $5,000,000.00; provided that neither the Borrower nor any of its Subsidiaries shall incur any recourse Indebtedness described in this Section 8.1(h) unless the Borrower shall have provided to the Banks a statement that no Default or Event of Default exists and a Compliance Certificate demonstrating that the Borrower will be in compliance with the covenants referred to therein after giving effect to such incurrence;

              (i) Indebtedness in respect of purchase money financing for equipment, computers and vehicles acquired in the ordinary course of the Borrower's business not exceeding $1,000,000.00;

              (j) subject to the provisions of Section 9, recourse debt to obtain a construction loan or loans or obligations under completion guarantees in an aggregate amount not exceeding $70,000,000.00; provided that the liability under any completion guaranty shall equal the remaining costs to complete the applicable construction project in excess of construction loan or mezzanine loan proceeds available therefor and any equity deposited or invested for the payment of such costs;

              (k) subject to the provisions of Section 9, other secured recourse Indebtedness in a principal amount not to exceed $110,000,000.00;

              (l) subject to the provisions of Section 9, Indebtedness arising under any Interest Rate Contract required by the holder of Indebtedness described in Section 8.1(k), provided that any such Indebtedness does not materially exceed the Indebtedness under the Interest Rate Contract required by the Revolving Credit Agreement as of the date hereof;

              (m) subject to the provisions of Section 9, unsecured Indebtedness of Borrower under guarantees of loans made to employees of Guarantor to purchase stock in Guarantor, provided that such Indebtedness does not exceed $15,000,000.00 in the aggregate;

              (n) subject to the provisions of Section 9, other unsecured recourse Indebtedness of the Borrower and its Subsidiaries in an aggregate outstanding principal amount not exceeding $5,000,000.00 in connection with the issuance of letters of credit on behalf of Borrower or any of its Subsidiaries; and

              (o) subject to the provisions of Section 9, unsecured Indebtedness under guarantees to joint venture partners relating to the repurchase of ownership interests of such joint venture partners, provided that such Indebtedness does not exceed $15,000,000.00 in the aggregate, and provided further that any such guaranty may at the option of Agent not be considered as Indebtedness for the purposes of Section 9.1 of this Agreement in the event that Agent shall determine in its sole discretion that circumstances relating to the Real Estate to which such guaranty relates are such that it is not likely that such guaranty would be called upon.

         SECTION 8.2. RESTRICTIONS ON LIENS ETC. Neither the Guarantor nor the Borrower will, nor will either of them permit any of its Subsidiaries to, (a) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of its property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or (e) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; provided that the Borrower, the Guarantor and any Subsidiary of either of them may create or incur or suffer to be created or incurred or to exist:

                   (i) liens in favor of the Borrower or the Guarantor on all or part of the assets of Subsidiaries of such Person securing Indebtedness owing by Subsidiaries of such Person to such Person;

                   (ii) liens on properties to secure taxes, assessments and other governmental charges or claims for labor, material or supplies in respect of obligations not overdue;

                   (iii) deposits or pledges made in connection with, or to secure payment of, workers' compensation, unemployment insurance, old age pensions or other social security obligations;

                   (iv) liens on properties or any interest therein (including the rents, issues and profits therefrom) in respect of judgments, awards or indebtedness, the Indebtedness with respect to which is permitted by Section 8.1(d) or Section 8.1(f);

                   (v) encumbrances on properties consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which the Borrower, the Guarantor or a Subsidiary of such Person is a party, and other minor liens or encumbrances none of which interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower, the Guarantor or their Subsidiaries, which defects do not individually or in the aggregate have a materially adverse effect on the business of the Borrower or the Guarantor individually or of such Person and its Subsidiaries on a Consolidated basis;

                   (vi) liens on the specific personal property acquired by Indebtedness permitted by Section 8.1(i);

                   (vii) liens on properties or interests therein to secure Indebtedness permitted by Section 8.1(f) or Section 8.1(k); and

                   (viii) liens and encumbrances on Real Estate that is the subject of a construction loan permitted under the terms of Section 8.1(j).

         SECTION 8.3. RESTRICTIONS ON INVESTMENTS. Neither the Borrower nor the Guarantor will, nor will either of them permit any of its Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:

              (a) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by the Borrower or its Subsidiary;

              (b) marketable direct obligations of any of the following: Federal Home Loan Mortgage Corporation, Student Loan Marketing Association, Federal Home Loan Banks, Federal National Mortgage Association, Government National Mortgage Association, Bank for Cooperatives, Federal Intermediate Credit Banks, Federal Financing Banks, Export-Import Bank of the United States, Federal Land Banks, or any other agency or instrumentality of the United States of America;

              (c) demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $100,000,000; provided, however, that the aggregate amount at any time so invested with any single bank having total assets of less than $1,000,000,000 will not exceed $200,000;

              (d) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any State which at the time of purchase are rated by Moody's Investors Service, Inc. or by Standard & Poor's Corporation at not less than "P 1" if then rated by Moody's Investors Service, Inc., and not less than "A 1", if then rated by Standard & Poor's Corporation;

              (e) mortgage-backed securities guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation and other mortgage-backed bonds which at the time of purchase are rated by Moody's Investors Service, Inc. or by Standard & Poor's Corporation at not less than "Aa" if then rated by Moody's Investors Service, Inc. and not less than "AA" if then rated by Standard & Poor's Corporation;

              (f) repurchase agreements having a term not greater than ninety
(90) days and fully secured by securities described in the foregoing subsection
(a), (b) or (e) with banks described in the foregoing subsection (c) or with financial institutions or other corporations having total assets in excess of $500,000,000;

              (g) shares of so-called "money market funds" registered with the SEC under the Investment Company Act of 1940 which maintain a level per-share value, invest principally in investments described in the foregoing subsections
(a) through (f) and have total assets in excess of $50,000,000;

              (h) Investments in Subsidiaries of the Borrower or the Guarantor, but any Investment in existing Subsidiaries or new Subsidiaries after the date hereof in the aggregate in excess of $30,000,000.00 shall only be made with the consent of the Majority Banks. For the purposes hereof only, [KENTWOOD, S12] and Ramco-Gershenson, Inc. shall be considered Subsidiaries of the Borrower;

              (i) the acquisition of fee interests by the Borrower in Real Estate which is utilized principally for shopping centers, and, subject to the restrictions set forth in Section 8.9 for development of new shopping centers, the acquisition of undeveloped Real Estate;

              (j) subject to the restrictions set forth in Section 8.9, investments in real estate investment trusts which own real property which is used principally for fee interests in Real Estate utilized principally for shopping centers located within the United States, provided that in no event shall the aggregate costs of all Investments pursuant to this Section 8.3(j) exceed the amount set forth with respect thereto in the Borrower's annual budget and business plan delivered to the Agent pursuant to Section 7.4(j);

              (k) Investments in joint ventures of the Borrower in which the ownership interests of the Borrower are such that such joint venture would not constitute a Subsidiary hereunder and the accounts of which are not consolidated with the accounts of Borrower, which joint ventures are engaged in the ownership of Real Estate or development activity pursuant to Section 8.9, and Investments in mortgages and notes receivables from such joint ventures, provided that in no event shall such Investments (including the principal amount payable pursuant to such notes) exceed $30,000,000.00 in the aggregate. For the purposes hereof, notes receivable from joint ventures shall be valued at face value (subject to reduction as a result of payments thereon); and

              (l) Investments in any common or preferred stock issued by Guarantor which has been repurchased by the Guarantor, Borrower or any of its Subsidiaries, provided that in no event shall such Investments exceed in the aggregate $10,000,000.00 (calculated based upon the consideration given for such stock) unless the respective ratio of Borrower's and Guarantor's Consolidated Total Liabilities to such Person's Consolidated Total Adjusted Asset Value is less than 0.55 to 1 at the time of such Investment and would be less than 0.55 to 1 after giving effect to such Investment.

         SECTION 8.4. MERGER, CONSOLIDATION. Neither the Borrower nor the Guarantor will, nor will either of them permit any of its Subsidiaries to, become a party to any merger or consolidation except (a) the merger or consolidation of one or more of the Subsidiaries of the Borrower with and into the Borrower or (b) the merger or consolidation of two or more Subsidiaries of the Borrower.

         SECTION 8.5. CONDUCT OF BUSINESS. Neither the Borrower nor the Guarantor will conduct any of its business operations other than through the Borrower and its Subsidiaries; provided, however, that subject to Section 8.3(k) and Section 8.9, ownership of Real Estate and development activities may be conducted through Affiliates or joint ventures of the Borrower as provided therein. No reorganizations, spin-offs or new business lines shall be established or occur without the prior written consent of the Majority Banks.

         SECTION 8.6. COMPLIANCE WITH ENVIRONMENTAL LAWS. Neither the Borrower nor the Guarantor will, nor will either of them permit any of its Subsidiaries, to do any of the following: (a) use any of the Real Estate or any portion thereof as a facility for the handling, processing, storage or disposal of Hazardous Substances, except for small quantities of Hazardous Substances used in the ordinary course of business and in compliance with all applicable Environmental Laws, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances except in full compliance with Environmental Laws, (c) generate any Hazardous Substances on any of the Real Estate except in full compliance with Environmental Laws, (d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a Release of Hazardous Substances on, upon or into the Real Estate or any surrounding properties or any threatened Release of Hazardous Substances which might give rise to liability under CERCLA or any other Environmental Law, or (e) directly or indirectly transport or arrange for the transport of any Hazardous Substances (except in compliance with all Environmental Laws).

The Borrower shall:

                   (i) in the event of any change in Environmental Laws governing the assessment, release or removal of Hazardous Substances, which change would lead a prudent lender to require additional testing to avail itself of any statutory insurance or limited liability, take all action (including, without limitation, the conducting of engineering tests at the sole expense of the Borrower) to confirm that no Hazardous Substances are or ever were Released or disposed of on the Mortgaged Property; and

                   (ii) if any Release or disposal of Hazardous Substances shall occur or shall have occurred on the Real Estate (including without limitation any such Release or disposal occurring prior to the acquisition of such Real Estate by the Borrower), cause the prompt containment and removal of such Hazardous Substances and remediation of the Real Estate in full compliance with all applicable laws and regulations and to the satisfaction of the Majority Banks; provided, that the Borrower shall be deemed to be in compliance with Environmental Laws for the purpose of this clause so long as it or a responsible third party with sufficient financial resources is taking reasonable action to remediate or manage any event of noncompliance to the satisfaction of the Majority Banks and no action shall have been commenced by any enforcement agency. The Majority Banks may engage their own Environmental Engineer to review the environmental assessments and the Borrower's compliance with the covenants contained herein.

         At any time after an Event of Default shall have occurred hereunder, or, whether or not an Event of Default shall have occurred, at any time that the Agent or the Majority Banks shall have reasonable grounds to believe that a Release or threatened Release of Hazardous Substances may have occurred, relating to any Real Estate, or that any of the Real Estate is not in compliance with the Environmental Laws, the Agent may at its election (and will at the request of the Majority Banks) obtain such environmental assessments of such Real Estate prepared by an Environmental Engineer as may be necessary or advisable for the purpose of evaluating or confirming (i) whether any Hazardous Substances are present in the soil or water at or adjacent to such Real Estate and (ii) whether the use and operation of such Real Estate comply with all Environmental Laws. Environmental assessments may include detailed visual inspections of such Real Estate including, without limitation, any and all storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of soil samples, as well as such other investigations or analyses as are necessary or appropriate for a complete determination of the compliance of such Real Estate and the use and operation thereof with all applicable Environmental Laws. All such environmental assessments shall be at the sole cost and expense of the Borrower.

         SECTION 8.7. DISTRIBUTIONS. Neither the Borrower nor the Guarantor shall make any Distributions which would cause it to violate any of the following covenants:

              (a) The Borrower shall not pay any Distribution to its partners if such Distribution is in excess of the amount which, when added to the amount of all other Distributions paid in the same fiscal quarter and the preceding three
(3) fiscal quarters would exceed ninety-five percent (95%) of its Funds from Operations for the four (4) consecutive fiscal quarters ending prior to the quarter in which such Distribution is paid; provided, however, notwithstanding the foregoing, Borrower and Guarantor may, subject to the limitations set forth in this Agreement (including specifically, but without limitation, those contained in Sections 8.3(l) and 8.7(b)) make Distributions in order to enable Borrower or Guarantor to repurchase common or preferred stock of Guarantor so long as (i) no Event of Default shall have occurred and be continuing on the date of any such repurchase and (ii) no Default or Event of Default shall occur as a result of any such repurchase. Notwithstanding the foregoing, the Borrower may pay a Distribution to its partners of sums received by it pursuant to the Tax Agreement dated as of May 10, 1996 between Atlantic Realty Trust and RPS Realty Trust;

              (b) In the event that an Event of Default shall have occurred and be continuing, neither the Borrower nor the Guarantor shall make any Distributions by the Borrower to the Guarantor and by the Guarantor other than the minimum Distributions required under the Code to maintain the REIT Status of the Guarantor, as evidenced by a certification of the principal financial or accounting officer of the Guarantor containing calculations in reasonable detail satisfactory in form and substance to Agent; provided, however, that neither Borrower nor Guarantor shall be entitled to make any Distributions in connection with the repurchase of common or preferred stock of Guarantor at any time an Event of Default shall have occurred and be continuing; and

              (c) Notwithstanding the foregoing, at any time when an Event of Default shall have occurred and the maturity of the Obligations has been accelerated, neither the Borrower nor the Guarantor shall make any Distributions whatsoever, directly or indirectly.

         SECTION 8.8. ASSET SALES. Neither the Borrower, the Guarantor nor any Subsidiary thereof shall sell, transfer or otherwise dispose of any Real Estate having an Appraised Value in excess of $25,000,000.00 (except (i) as the result of a condemnation or casualty, or (ii) for the granting of Permitted Liens, or
(iii) for the sale, transfer or other disposition in the ordinary course of business of Real Estate securing Indebtedness permitted under by Section 8.1(k)) unless there shall have been delivered to the Agent a statement that no Default or Event of Default exists immediately prior to such sale, transfer or other disposition or would exist after giving effect to such sale, transfer or other disposition.

         SECTION 8.9. DEVELOPMENT ACTIVITY. Neither the Borrower, the Guarantor nor any of their respective Subsidiaries shall engage, directly or indirectly, in any development except as expressly provided in this Section 8.9. The Borrower, the Guarantor or any of their respective Subsidiaries may engage, either directly or, in the case of the Borrower, through any Affiliate of the Borrower, an Investment in which is permitted under Section 8.3(k), in the development of property to be used principally for retail shopping centers which at any time has a total cost (including acquisition, construction and other costs), whether such total costs are incurred directly by the Borrower, the Guarantor or such Subsidiary or through an Investment in an Affiliate permitted under Section 8.3(k), individually for each development project that is not in excess of ten percent (10%) of the Consolidated Total Adjusted Asset Value of the Borrower, and in the aggregate for all development projects that is not in excess of fifteen percent (15%) of the Consolidated Total Adjusted Asset Value of the Borrower, without the prior written consent of the Majority Banks. For the purposes of calculating the cost of developments by Subsidiaries or Affiliates, the cost of such developments shall be based upon the Borrower's interest in such Subsidiaries or Affiliates. For purposes of this Section 8.9, the term "development" shall include the new construction of a shopping center complex or the substantial renovation of improvements to real property which materially change the character or size thereof, but shall not include the addition of amenities or other related facilities to existing Real Estate which is already used principally for shopping centers; provided, however, that the term "development" shall not include the addition of an anchor store to an existing shopping center project provided that the construction of such improvements is performed by the tenant, and the Borrower (or any Affiliate thereof), the Guarantor or its respective Subsidiary, as applicable, is only obligated to reimburse such tenant for a fixed amount with respect to the cost of such construction upon completion of such construction by such tenant. The Borrower and the Guarantor each acknowledges that the decision of the Majority Banks to grant or withhold such consent shall be based on such factors as the Majority Banks deem relevant in their sole discretion, including without limitation, evidence of sufficient funds both from borrowings and equity to complete such development and evidence that the Borrower (or any Affiliate thereof), the Guarantor or either of its Subsidiaries has the resources and expertise necessary to complete such project. Nothing herein shall prohibit the Borrower, the Guarantor or any of their respective Subsidiaries thereof from entering into an agreement to acquire Real Estate which has been developed and initially leased by another Person. Neither the Borrower (or any Affiliate thereof), the Guarantor nor any Subsidiary shall acquire or hold any number of undeveloped parcels of Real Estate which in the aggregate exceed five percent (5%) of the Consolidated Total Adjusted Asset Value of the Borrower and the Guarantor without the prior written consent of the Majority Banks, provided that the acquisition or holding of any outlots or property adjacent to any Real Estate owned by the Borrower (or any Affiliate thereof), the Guarantor or any Subsidiary shall not be deemed to be an undeveloped parcel of Real Estate for this purpose and options to acquire any property shall not be deemed an acquisition or holding of such property. Further, any new development project permitted under the terms of this Section 8.9 engaged in by the Borrower (or any Affiliate thereof), the Guarantor or any Subsidiary shall be either (a) at least seventy percent (70%) pre-leased (based on the gross leasable area of the improvements of the development excluding outlots), including all anchors, or under a purchase agreement and all construction bids shall be in place and any such development shall continue to be deemed an undeveloped parcel until such time as construction commences, or (b) sufficiently pre-leased such that based on such leases the gross income from such leases upon completion of such project shall equal or exceed projected operating expenses (including reserves for expenses not paid on a monthly basis). For the purposes of this Section 8.9, property shall be deemed to be in development at all times that it is Under Development.

SECTION 9.      FINANCIAL COVENANTS OF THE GUARANTOR AND THE
                BORROWER.

         The Borrower and the Guarantor, jointly and severally, covenant and agree that, so long as any Loan or Note is outstanding or any Bank has any obligation to make any Loans, each of them will comply with the following:

         SECTION 9.1. LIABILITIES TO ASSETS RATIO. Each of the Borrower and the Guarantor will not permit the ratio of its Consolidated Total Liabilities to Consolidated Total Adjusted Asset Value to exceed 0.65 to 1.

         SECTION 9.2. DEBT SERVICE COVERAGE. The Borrower will not permit the Borrower's Consolidated Operating Cash Flow for the period covered by the four
(4) previous consecutive fiscal quarters (treated as a single accounting period) to be less than 1.60 times the Debt Service of the Borrower for such period, provided that for purposes of determining compliance with this covenant, prior to such time as the Borrower has owned and operated a parcel of Real Estate for four (4) full fiscal quarters, the Operating Cash Flow with respect to such parcel of Real Estate for the number of full fiscal quarters which the Borrower has owned and operated such parcel of Real Estate as annualized shall be utilized. For the purpose of calculating Consolidated Operating Cash Flow under this Section 9.2 for any parcel of Real Estate, the Operating Cash Flow Rental Adjustment shall be applied to any parcel of Real Estate affected by any of the events described in the definition of Operating Cash Flow Rental Adjustment. For the purposes of this Section 9.2, the Operating Cash Flow and Debt Service


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

attributable to any Real Estate and the principal indebtedness repaid as a part of such sale shall be excluded from the calculations when such Real Estate is sold.

         SECTION 9.3. CONSOLIDATED TANGIBLE NET WORTH. The Borrower will not permit its Consolidated Tangible Net Worth to be less than $125,000,000.00 plus seventy-five percent (75%) of any Net Offering Proceeds received by the Borrower or the Guarantor after the Closing Date.

SECTION 10.     CLOSING CONDITIONS.

         The obligations of the Agent and the Banks to make the Loans shall be subject to the satisfaction of the following:

         SECTION 10.1. LOAN DOCUMENTS. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance reasonably satisfactory to the Agent. The Agent shall have received a fully executed copy of each such document, except that each Bank shall have received a fully executed counterpart of its Note.

         SECTION 10.2. CERTIFIED COPIES OF ORGANIZATIONAL DOCUMENTS. The Agent shall have received from the Borrower a copy, certified as of a recent date by the appropriate officer of each State in which the Borrower, the Guarantor or any of their respective Subsidiaries, as applicable, is organized or in which the Real Estate is located and a duly authorized partner or officer of such Person, as applicable, to be true and complete, of the partnership agreement, corporate charter, declaration of trust or other organizational documents of the Borrower, the Guarantor, or any Subsidiary, as applicable, or its qualification to do business, as applicable, as in effect on such date of certification.

         SECTION 10.3. RESOLUTIONS. All action on the part of the Borrower, the Guarantor and any of their respective Subsidiaries necessary for the valid execution, delivery and performance by such Person of this Agreement and the other Loan Documents to which such Person is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Agent shall have been provided to the Agent. The Agent shall have received from the Guarantor true copies of the resolutions adopted by its board of directors authorizing the transactions described herein, each certified by its secretary as of a recent date to be true and complete.

         SECTION 10.4. INCUMBENCY CERTIFICATE; AUTHORIZED SIGNERS. The Agent shall have received incumbency certificates, dated as of the Closing Date, signed by a duly authorized officer of the Guarantor (with respect to the Borrower and the Guarantor) and giving the name and bearing a specimen signature of each individual who shall be authorized to sign, in the name and on behalf of the Borrower and the Guarantor, each of the Loan Documents to which such Person is or is to become a party. The Agent shall have also received from the Borrower a certificate, dated as of the Closing Date, signed by a duly authorized partner of the Borrower and giving the name and specimen signature of each individual who shall be authorized to make Loan and Conversion Requests, and give notices and to take other action on behalf of the Borrower under the Loan Documents.

         SECTION 10.5. OPINION OF COUNSEL. The Agent shall have received a favorable opinion addressed to the Banks and the Agent and dated as of the Closing Date, in form and substance satisfactory to the Banks and the Agent, from counsel of the Borrower and the Guarantor as to such matters as the Agent shall reasonably request.

         SECTION 10.6. PAYMENT OF FEES. The Borrower shall have paid to Fleet the fees required to be paid at closing pursuant to Section 4.2.

         SECTION 10.7. PERFORMANCE; NO DEFAULT. The Borrower and Guarantor shall have performed and complied with all terms and conditions herein required to be performed or complied with by it on or prior to the Closing Date, and on the Closing Date there shall exist no Default or Event of Default.

         SECTION 10.8. REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Borrower, the Guarantor and their Subsidiaries in the Loan Documents or otherwise made by or on behalf of the Borrower, the Guarantor or any of their respective Subsidiaries in connection therewith or after the date thereof shall have been true and correct in all material respects when made and shall also be true and correct in all material respects on the Closing Date.

         SECTION 10.9. PROCEEDINGS AND DOCUMENTS. All proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory to the Agent and the Agent's Special Counsel in form and substance, and the Agent shall have received all information and such counterpart originals or certified copies of such documents and such other certificates, opinions or documents as the Agent and the Agent's Special Counsel may reasonably require.

         SECTION 10.10. STOCKHOLDER AND PARTNER CONSENTS. The Agent shall have received evidence satisfactory to the Agent that all necessary stockholder and partner consents required in connection with the consummation of the transactions contemplated by this Agreement and the other Loan Documents have been obtained.

         SECTION 10.11. COMPLIANCE CERTIFICATE. A Compliance Certificate dated as of the date of the Closing Date demonstrating compliance with each of the covenants calculated therein as of the most recent fiscal quarter end for which the Borrower or the Guarantor has provided financial statements under Section 6.4, adjusted in the best good faith estimate of the Borrower or the Guarantor, as applicable, dated as of the date of the Closing Date shall have been delivered to the Agent.

         SECTION 10.12. REVOLVING CREDIT AGREEMENT. The Revolving Credit Agreement shall have been duly executed and delivered by the parties thereto.

         SECTION 10.13.  [INTENTIONALLY OMITTED].

         SECTION 10.14. NO LEGAL IMPEDIMENT. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Bank would make it illegal for such Bank to make such Loan.

         SECTION 10.15. GOVERNMENTAL REGULATION. Each Bank shall have received such statements in substance and form reasonably satisfactory to such Bank as such Bank shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

         SECTION 10.16.  [INTENTIONALLY OMITTED].

         SECTION 10.17.  [INTENTIONALLY OMITTED].

         SECTION 10.18. OTHER. The Agent shall have reviewed such other documents, instruments, certificates, opinions, assurances, consents and approvals as the Agent or the Agent's Special Counsel may reasonably have requested.

SECTION 11.     [INTENTIONALLY OMITTED].

SECTION 12.     EVENTS OF DEFAULT; ACCELERATION; ETC.

         SECTION 12.1. EVENTS OF DEFAULT AND ACCELERATION. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

              (a) the Borrower shall fail to pay any principal of the Loans after the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

              (b) the Borrower shall fail to pay any interest on the Loans, or any other fees or sums due hereunder or under any of the other Loan Documents, within ten (10) days after the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

              (c) the Borrower or the Guarantor shall fail to comply with any covenant contained in Section 9, and such failure shall continue for thirty (30) days after written notice thereof shall have been given to the Borrower by the Agent;

              (d) the Borrower or the Guarantor or any of its Subsidiaries shall fail to perform any other material term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified above in this Section 12), and such failure shall continue for thirty


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

(30) days after written notice thereof shall have been given to the Borrower by the Agent; provided, however, that in the event that such failure shall be a failure to comply with the terms of Section 8.7(a), the Borrower shall be afforded a period of one (1) fiscal quarter to cure such failure provided that the Distribution which caused such failure was historically consistent with prior dividends;

              (e) any representation or warranty made by or on behalf of the Borrower, the Guarantor or any of their respective Subsidiaries in this Agreement or any other Loan Document, or in any report, certificate, financial statement, request for a Loan, or in any other document or instrument delivered pursuant to or in connection with this Agreement, any advance of a Loan or any of the other Loan Documents shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

              (f) the Borrower, the Guarantor or any of their respective Subsidiaries shall fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received or other Indebtedness, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing any such borrowed money or credit received or other Indebtedness for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof, provided that the events described in this Section 12.1(f) shall not constitute an Event of Default unless such failure to perform, together with other failures to perform as described in this Section 12.1(f), involve singly or in the aggregate obligations for borrowed money or credit received totaling in excess of $5,000,000.00;

              (g) the Borrower, the Guarantor or any of their respective Subsidiaries, (i) shall make an assignment for the benefit of creditors, or admit in writing its general inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of any such Person or of any substantial part of the assets of any thereof, (ii) shall commence any case or other proceeding relating to any such Person under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or
(iii) shall take any action to authorize or in furtherance of any of the foregoing;

              (h) a petition or application shall be filed for the appointment of a trustee or other custodian, liquidator or receiver of any of the Borrower, the Guarantor or any of their respective Subsidiaries or any substantial part of the assets of any thereof, or a case or other proceeding shall be commenced against any such Person under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, and any such Person shall indicate its approval thereof, consent thereto or acquiescence therein or such petition, application, case or proceeding shall not have been dismissed within sixty (60) days following the filing or commencement thereof;

              (i) a decree or order is entered appointing any trustee, custodian, liquidator or receiver or adjudicating any of the Borrower, the Guarantor or any of their respective Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any such Person in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

              (j) there shall remain in force, undischarged, unsatisfied and unstayed, for more than sixty (60) days, whether or not consecutive, any uninsured final judgment against any of the Borrower, the Guarantor or any of their respective Subsidiaries that, with other outstanding uninsured final judgments, undischarged, against such Persons exceeds in the aggregate $1,000,000.00;

              (k) any of the Loan Documents shall be canceled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Banks, or any action at law, suit in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower, the Guarantor, any of their respective Subsidiaries or any of their respective holders of Voting Interests, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

              (l) any dissolution, termination, partial or complete liquidation, merger or consolidation of the Borrower or the Guarantor or any of their respective Subsidiaries or any sale, transfer or other disposition of the assets of the Borrower or any of its Subsidiaries other than as permitted under the terms of this Agreement or the other Loan Documents;

              (m) any suit or proceeding shall be filed against the Borrower or the Guarantor or any of their respective Subsidiaries which in the good faith business judgment of the Majority Banks after giving consideration to the likelihood of success of such suit or proceeding and the availability of insurance to cover any judgment with respect thereto and based on the information available to them if adversely determined, would have a materially adverse effect on the ability of the Borrower, the Guarantor or any of their respective Subsidiaries to perform each and every one of its obligations under and by virtue of the Loan Documents and such suit or proceeding is not dismissed within sixty (60) days following the filing or commencement thereof;

              (n) the Borrower shall be indicted for a federal crime, a punishment for which could include the forfeiture of any assets of such Person, including the Real Estate;

              (o) with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Majority Banks shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of the Borrower, the Guarantor or any of their respective Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $1,000,000 and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or a trustee shall have been appointed by the United States District Court to administer such Plan or the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan;

              (p) without the prior written approval of the Agent, Joel Gershenson, Dennis Gershenson, Richard Gershenson, Bruce Gershenson and Michael Ward, their family members or estate planning trusts established for their benefit, shall in the aggregate own, directly or indirectly, less than five percent (5%) of the issued and outstanding partnership interests or shares of the Borrower and the Guarantor on a Consolidated basis;

              (q) either of the President or Chief Executive Officer of the Borrower approved by the Majority Banks as of the date of this Agreement shall cease to be the President or Chief Executive Officer, as applicable, of the Borrower and a competent and experienced successor for such Person shall not be approved by the Agent within six (6) months of such event, such approval not to be unreasonably withheld;

              (r) any Event of Default (as defined in any of the other Loan Documents) shall occur; or

              (s) any "Event of Default" (as defined in the Revolving Credit Agreement) shall occur;

then, and in any such event, the Agent may, and upon the request of the Majority Banks shall, by notice in writing to the Borrower declare all amounts owing with respect to this Agreement, the Notes, and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower.

         SECTION 12.2. LIMITATION OF CURE PERIODS. Notwithstanding the provisions of subsections (b), (c) and (d) of Section 12.1, the cure periods provided therein shall not be allowed and the occurrence of a Default thereunder immediately shall constitute an Event of Default for all purposes of this Agreement and the other Loan Documents if, within the period of twelve (12) months immediately preceding the occurrence of such Default, there shall have occurred two (2) periods of cure or portions thereof under any one or more than one of said subsections.

         SECTION 12.3.  [INTENTIONALLY OMITTED].

         SECTION 12.4. REMEDIES. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Loans pursuant to Section 12.1, the Agent on behalf of the Banks may, with the consent of the Majority Banks but not otherwise, proceed to protect and enforce their rights and remedies under this Agreement, the Notes, or any of the other Loan Documents by suit in equity, action at law or other appropriate


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

proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced, including to the full extent permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right. No remedy herein conferred upon the Agent or the holder of any
Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law. In the event that all or any portion of the Obligations is collected by or through an attorney-at-law, the Borrower shall pay all costs of collection including, but not limited to, reasonable attorneys' fees.

         SECTION 12.5. DISTRIBUTION OF PROCEEDS. In the event that, following the occurrence or during the continuance of any Event of Default, any monies are received in connection with the enforcement of any of the Loan Documents, or otherwise with respect to the realization upon any of the assets of the Borrower or the Guarantor, such monies shall be distributed for application as follows:

              (a) First, to the payment of, or (as the case may be) the reimbursement of, the Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent in connection with the collection of such monies by the Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent under this Agreement or any of the other Loan Documents or in support of any provision of adequate indemnity to the Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent to such monies;

              (b) Second, to all other Obligations in such order of preference as the Majority Banks shall determine; provided, however, that (i) Obligations owing to the Banks with respect to each type of Obligation such as interest, principal, fees and expenses, shall be made among the Banks pro rata, and (ii) amounts received or realized from the Borrower shall be applied against the Obligations of the Borrower; and provided, further that the Majority Banks may in their discretion make proper allowance to take into account any Obligations not then due and payable; and

              (c) Third, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

SECTION 13.     SETOFF.

         Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits (general or specific, time or demand, provisional or final, regardless of currency, maturity, or the branch of where such deposits are held) or other sums credited by or due from any of the Banks to the Borrower or the Guarantor and any securities or other property of the Borrower or the Guarantor in the possession of such Bank may be applied to or set off against the payment of Obligations of such Person and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of such Person to such Bank. Each of the

Banks agrees with each other Bank that if such Bank shall receive from the Borrower or the Guarantor, whether by voluntary payment, exercise of the right of setoff, or otherwise, and shall retain and apply to the payment of the Note or Notes held by such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Notes held by all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Notes held by it its proportionate payment as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

SECTION 14.     THE AGENT.

         SECTION 14.1. AUTHORIZATION. The Agent is authorized to take such action on behalf of each of the Banks and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent. The obligations of the Agent hereunder are primarily administrative in nature, and nothing contained in this Agreement or any of the other Loan Documents shall be construed to constitute the Agent as a trustee for any Bank or to create a fiduciary relationship. The Borrower and any other Person shall be entitled to conclusively rely on a statement from the Agent that it has the authority to act for and bind the Banks pursuant to this Agreement and the other Loan Documents. The Banks authorize the Agent to enter into the Subordination Agreement on behalf of the Banks.

         SECTION 14.2. EMPLOYEES AND AGENTS. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower.

         SECTION 14.3. NO LIABILITY. Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent, or employee thereof, shall be liable to any of the Banks for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.



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

         SECTION 14.4. NO REPRESENTATIONS. The Agent shall not be responsible for the execution or validity or enforceability of this Agreement, the Notes, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower, the Guarantor or any of their respective Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any other of the Loan Documents. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower, the Guarantor or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks, with respect to the creditworthiness or financial condition of the Borrower, the Guarantor or any of their respective Subsidiaries or the value of any of the assets of the Borrower, the Guarantor or their respective Subsidiaries. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, based upon such information and documents as it deems appropriate at the time, continue to make its own credit analysis and decisions in taking or not taking action under this Agreement and the other Loan Documents.

         SECTION 14.5.  PAYMENTS.

              (a) A payment by the Borrower or the Guarantor to the Agent hereunder or under any of the other Loan Documents for the account of any Bank shall constitute a payment to such Bank. The Agent agrees to distribute to each Bank not later than one Business Day after the Agent's receipt of good funds, determined in accordance with the Agent's customary practices, such Bank's pro rata share of payments received by the Agent for the account of the Banks except as otherwise expressly provided herein or in any of the other Loan Documents. In the event the Agent fails to distribute such amounts within one Business Day as provided above, the Agent shall pay interest on such amount at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect.

              (b) If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court. In the event that the Agent shall refrain from making any


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

distribution of any amount received by it as provided in this Section 14.5(b), the Agent shall endeavor to hold such amounts in an interest bearing account and at such time as such amounts may be distributed to the Banks, the Agent shall distribute to each Bank, based on their respective Commitment Percentages, its pro rata share of the interest or other earnings from such deposited amount.

              (c) Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, any Bank that fails (i) to make available to the Agent its pro rata share of any Loan or (ii) to comply with the provisions of Section 13 with respect to making dispositions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Agreement, shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective pro rata shares of all outstanding Loans. The Delinquent Bank hereby authorizes the Agent to distribute such payments to the nondelinquent Banks in proportion to their respective pro rata shares of all outstanding Loans. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans of the nondelinquent Banks or as a result of other payments by the Delinquent Banks to the nondelinquent Banks, the Banks' respective pro rata shares of all outstanding Loans have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

         SECTION 14.6. HOLDERS OF NOTES. Subject to the terms of Article 18, the Agent may deem and treat the payee of any Note as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

         SECTION 14.7. INDEMNITY. The Banks ratably hereby agree to indemnify and hold harmless the Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent has not been reimbursed by the Borrower as required by Section 15), and liabilities of every nature and character arising out of or related to this Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent's willful misconduct or gross negligence.



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

         SECTION 14.8. AGENT AS BANK. In its individual capacity, Fleet shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes as it would have were it not also the Agent.

         SECTION 14.9. RESIGNATION. The Agent may resign at any time by giving thirty (30) days' prior written notice thereof to the Banks and the Borrower. Upon any such resignation, the Majority Banks shall have the right to appoint as a successor Agent any Bank or any bank whose senior debt obligations are rated not less than "A" or its equivalent by Moody's Investors Service, Inc. or not less than "A" or its equivalent by Standard & Poor's Rating Group Inc. and which has a net worth of not less than $500,000,000. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be any Bank or a bank whose debt obligations are rated not less than "A" or its equivalent by Moody's Investors Service, Inc. or not less than "A" or its equivalent by Standard & Poor's Rating Group Inc. and which has a net worth of not less than $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder as Agent. After any retiring Agent's resignation, the provisions of this Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

         SECTION 14.10. DUTIES IN THE CASE OF ENFORCEMENT. In case one or more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Agent shall, if (a) so requested by the Majority Banks and (b) the Banks have provided to the Agent such additional indemnities and assurances against expenses and liabilities as the Agent may reasonably request, proceed to exercise all or any legal and equitable and other rights or remedies as it may have. The Majority Banks may direct the Agent in writing as to the method and the extent of any such exercise, the Banks hereby agreeing to indemnify and hold the Agent harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Agent need not comply with any such direction to the extent that the Agent reasonably believes the Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.

         SECTION 14.11. REMOVAL OF AGENT. The Majority Banks may remove the Agent from its capacity as agent in the event of the Agent's willful misconduct or gross negligence. Such removal shall be effective upon appointment and acceptance of a successor Agent selected by the Majority Banks. Any successor Agent must satisfy the conditions set forth in Section 14.9. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the removed Agent, and the removed Agent shall be discharged from all further duties and obligations as Agent under this Agreement and the Loan Documents (subject to the Agent's right to be indemnified as provided in the Loan Documents); provided that the Agent shall remain liable to the extent provided herein or


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

in the Loan Documents for its acts or omissions occurring prior to such removal or resignation. The Commitment Percentage of the Bank which is acting as Agent shall not be taken into account in the calculation of Majority Banks for the purposes of removing Agent in the event of the Agent's willful misconduct or gross negligence.

SECTION 15.     EXPENSES.

         The Borrower agrees to pay (a) the reasonable costs of producing and reproducing this Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any taxes (including any interest and penalties in respect thereto) payable by the Agent or any of the Banks (other than taxes based upon the Agent's or any Bank's gross or net income), (c) the reasonable fees, expenses and disbursements of the counsel to the Agent and any local counsel to the Agent incurred in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein (excluding, however, the preparation of agreements evidencing participation granted under Section 18.4), each closing hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder,
(d) the reasonable fees, expenses and disbursements of the Agent incurred by the Agent in connection with the preparation or interpretation of the Loan Documents and other instruments mentioned herein, and the making of each advance hereunder, (e) all reasonable out-of-pocket expenses (including reasonable attorneys' fees and costs, which attorneys may be employees of any Bank or the Agent and the fees and costs of appraisers, engineers, investment bankers or other experts retained by any Bank or the Agent) incurred by any Bank or the Agent in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or the Guarantor or the administration thereof after the occurrence of a Default or Event of Default and
(ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to the Agent's or any of the Bank's relationship with the Borrower or the Guarantor, (f) all reasonable fees, expenses and disbursements of the Agent incurred in connection with UCC searches, UCC filings, title rundowns, title searches or mortgage recordings, (g) all reasonable fees, expenses and disbursements (including reasonable attorneys' fees and costs) which may be incurred by Fleet and the Agent in connection with the execution and delivery of this Agreement and the other Loan Documents, and
(h) all reasonable fees and expenses and disbursements (including reasonable attorneys' fees and costs), not to exceed $5,000.00 in the aggregate, which may be incurred by Fleet in connection with each and every assignment of interests in the Loans pursuant to Section 18.1. The covenants of this Section 15 shall survive payment or satisfaction of payment of amounts owing with respect to the Notes.

SECTION 16.     INDEMNIFICATION.

         The Borrower and the Guarantor, jointly and severally, agree to indemnify and hold harmless the Agent, the Banks and the Arranger and each director, officer, employee, agent and Person who controls the Agent or any Bank from and against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of or relating to this Agreement or any of the other Loan Documents or the transactions contemplated hereby and thereby including, without limitation (a) any


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


leasing fees and any brokerage, finders or similar fees asserted against any Person indemnified under this Section 16 based upon any agreement, arrangement or action made or taken, or alleged to have been made or taken, by the Borrower, the Guarantor or any of their respective Subsidiaries, (b) any condition of the Real Estate, (c) any actual or proposed use by the Borrower or the Guarantor of the proceeds of any of the Loans, (d) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of any of the Borrower, the Guarantor or any of their respective Subsidiaries, (e) the Borrower entering into or performing this Agreement or any of the other Loan Documents, (f) any actual or alleged violation of any law, ordinance, code, order, rule, regulation, approval, consent, permit or license relating to the Real Estate, or (g) with respect to the Borrower, the Guarantor and their respective Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the Release or threatened Release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding; provided, however, that neither the Borrower nor the Guarantor shall be obligated under this Section 16 to indemnify any Person for liabilities arising from such Person's own gross negligence or willful misconduct. In litigation, or the preparation therefor, the Banks, the Agent and the Arranger shall be entitled to select a single nationally recognized law firm as their own counsel and, in addition to the foregoing indemnity, the Borrower and the Guarantor agree to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrower and the Guarantor under this
Section 16 are unenforceable for any reason, the Borrower and the Guarantor hereby agree to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The provisions of this Section 16 shall survive the repayment of the Loans and the termination of the obligations of the Banks hereunder.

SECTION 17.     SURVIVAL OF COVENANTS, ETC..

         All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower, the Guarantor or any of their respective Subsidiaries pursuant hereto or thereto shall be deemed to have been relied upon by the Banks and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of any of the Loans, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement or the Notes or any of the other Loan Documents remains outstanding or any Bank has any obligation to make any Loans. The indemnification obligations of the Borrower and the Guarantor provided herein and the other Loan Documents shall survive the full repayment of amounts due and the termination of the obligations of the Banks hereunder and thereunder to the extent provided herein and therein. All statements contained in any certificate or other paper delivered to any Bank or the Agent at any time by or on behalf of the Borrower, the Guarantor or any of their respective Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by such Person hereunder.


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

SECTION 18.     ASSIGNMENT AND PARTICIPATION.

         SECTION 18.1. CONDITIONS TO ASSIGNMENT BY BANKS. Except as provided herein, each Bank may assign to one or more banks or other entities all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it, and the Notes held by it); provided that (a) the Agent shall have given its prior written consent to such assignment, which consent shall not be unreasonably withheld (provided that such consent shall not be required for any assignment to another Bank, to a bank which is under common control with the assigning Bank or to a wholly- owned Subsidiary of such Bank provided that such assignee shall remain a wholly-owned Subsidiary of such Bank), (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Agreement, (c) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), a notice of such assignment in the form required by Agent, together with any Notes subject to such assignment, (d) in no event shall any voting, consent or approval rights of a Bank be assigned to any Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by, any of the Borrower or the Guarantor, which rights shall instead be allocated pro rata among the other remaining Banks, (e) such assignee shall have a net worth as of the date of such assignment of not less than $500,000,000 unless otherwise approved by Agent, (f) such assignee shall acquire an interest in the Loans of not less than $5,000,000, and (g) the assignor shall assign its entire interest in the Loans or retain an interest in the Loans of not less than $5,000,000. Upon such execution, delivery, acceptance and recording, of such notice of assignment, (i) the assignee thereunder shall be a party hereto and all other Loan Documents executed by the Banks and, to the extent provided in such assignment, have the rights and obligations of a Bank hereunder, and (ii) the assigning Bank shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in Section 18.2, be released from its obligations under this Agreement. In connection with each assignment, the assignee shall represent and warrant to the Agent, the assignor and each other Bank as to whether such assignee is controlling, controlled by, under common control with or is not otherwise free from influence or control by, the Borrower or the Guarantor. Each assignee shall acquire its interest in the Loans subject to the Subordination Agreement. Upon any such assignment, the Agent may unilaterally amend Schedule 1 to reflect any such assignment.

         SECTION 18.2. REGISTER. The Agent shall maintain a copy of each assignment delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Banks and the Commitment Percentages of, and principal amount of the Loans owing to the Banks from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and the Banks at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Bank agrees to pay to the Agent a registration fee in the sum of $2,500.



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

         SECTION 18.3. NEW NOTES. Upon its receipt of an assignment executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrower and the Banks (other than the assigning Bank). Within five (5) Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such assignee in an amount equal to the amount assumed by such assignee pursuant to such assignment and, if the assigning Bank has retained some portion of its obligations hereunder, a new Note to the order of the assigning Bank in an amount equal to the amount retained by it hereunder and shall cause the Guarantor to deliver to the Agent an acknowledgment in form and substance satisfactory to the Agent to the effect that the Guaranty extends to and is applicable to each new Note. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such assignment and shall otherwise be in substantially the form of the assigned Notes. The surrendered Notes shall be canceled and returned to the Borrower.

         SECTION 18.4. PARTICIPATIONS. Each Bank may sell participations to one or more banks or other entities in all or a portion of such Bank's rights and obligations under this Agreement and the other Loan Documents; provided that (a) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Borrower, (b) such participation shall not entitle such participant to any rights or privileges under this Agreement or any Loan Documents, including without limitation, the right to approve waivers, amendments or modifications, (c) such participant shall have no direct rights against the Borrower or the Guarantor except the rights granted to the Banks pursuant to Section 13, (d) such sale is effected in accordance with all applicable laws, and (e) such participant shall not be a Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by the Borrower or the Guarantor. Any Bank which sells a participation shall promptly notify the Agent of such sale and the identity of the purchaser of such interest.

         SECTION 18.5. PLEDGE BY BANK. Any Bank may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Note) to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341 or, with Agent's prior written approval, to another Person. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

         SECTION 18.6. NO ASSIGNMENT BY BORROWER OR GUARANTOR. Neither the Borrower nor the Guarantor shall assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Banks.



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

         SECTION 18.7. DISCLOSURE. The Borrower and the Guarantor each agrees that in addition to disclosures made in accordance with standard banking practices any Bank may disclose information obtained by such Bank pursuant to this Agreement to assignees or participants and potential assignees or participants hereunder.

         SECTION 18.8. AMENDMENTS TO LOAN DOCUMENTS. Upon any such assignment or participation, the Borrower and the Guarantor shall, upon the request of the Agent, enter into such documents as may be reasonably required by the Agent to modify the Loan Documents to reflect such assignment or participation.

SECTION 19.     NOTICES.

         Each notice, demand, election or request provided for or permitted to be given pursuant to this Agreement (hereinafter in this Section 19 referred to as "Notice"), but specifically excluding to the maximum extent permitted by law any notices of the institution or commencement of foreclosure proceedings, must be in writing and shall be deemed to have been properly given or served by personal delivery or by sending same by overnight courier or by depositing same in the United States Mail, postpaid and registered or certified, return receipt requested, or as expressly permitted herein, by telegraph, telecopy, telefax or telex, and addressed as follows:

         If to the Agent or Fleet:

                  Fleet National Bank
                  100 Federal Street
                  Boston, Massachusetts  02110
                  Attn:    Real Estate Division

          With a copy to:

                  Fleet National Bank
                  115 Perimeter Center Place, NE
                  Suite 500
                  Atlanta, Georgia 30346
                  Attn: Daniel L. Silbert
                  Telecopy No.: (770) 390-8434



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

         and to:

                  Long Aldridge & Norman LLP
                  5300 SunTrust Tower
                  303 Peachtree Street
                  Atlanta, Georgia 30308
                  Attn: William F. Timmons, Esq.
                  Telecopy No: (404) 527-4198

         If to the Borrower or the Guarantor:

                  Ramco-Gershenson Properties, L.P.
                  Ramco-Gershenson Properties Trust
                  27600 Northwestern Highway
                  Southfield, Michigan 48034
                  Attn: Chief Executive Officer
                  Telecopy No.  (248) 350-9925

         With a copy to:

                  Honigman Miller Schwartz & Cohn
                  2290 First National Building
                  Detroit, MI  48226
                  Attn: Alan M. Hurvitz, Esq.
                  Telecopy No. (313) 962-0176

to each other Bank a party hereto at the address for such party set forth on the signature page for such Bank, and to each other Bank which may hereafter become a party to this Agreement at such address as may be designated by such Bank. Each Notice shall be effective upon being personally delivered or upon being sent by overnight courier or upon being deposited in the United States Mail as aforesaid. The time period in which a response to such Notice must be given or any action taken with respect thereto (if any), however, shall commence to run from the date of receipt if personally delivered or sent by overnight courier, or if so deposited in the United States Mail, the earlier of three (3) Business Days following such deposit or the date of receipt as disclosed on the return receipt. Rejection or other refusal to accept or the inability to deliver because of changed address for which no notice was given shall be deemed to be receipt of the Notice sent. By giving at least fifteen (15) days prior Notice thereof, the Borrower, a Bank or Agent shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.



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

SECTION 20.     RELATIONSHIP.

         Neither the Agent nor any Bank has any fiduciary relationship with or fiduciary duty to the Borrower, the Guarantor or their respective Subsidiaries arising out of or in connection with this Agreement or the other Loan Documents or the transactions contemplated hereunder and thereunder, and the relationship between each Bank and the Borrower is solely that of a lender and borrower, and nothing contained herein or in any of the other Loan Documents shall in any manner be construed as making the parties hereto partners, joint venturers or any other relationship other than lender and borrower.

SECTION 21.     GOVERNING LAW: CONSENT TO JURISDICTION AND SERVICE.

         THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, ARE CONTRACTS UNDER THE LAWS OF THE STATE OF MICHIGAN AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SUCH STATE (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AND THE GUARANTOR EACH AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR THE STATE OF MICHIGAN OR ANY FEDERAL COURT SITTING THEREIN AND CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER OR THE GUARANTOR BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 19. THE BORROWER AND THE GUARANTOR EACH HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

SECTION 22.     HEADINGS.

         The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

SECTION 23.     COUNTERPARTS.

         This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.



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

SECTION 24.     ENTIRE AGREEMENT, ETC.

         The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in Section 27.

SECTION 25.     WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS.

         EACH OF THE BORROWER, THE GUARANTOR, THE AGENT AND THE BANKS HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EXCEPT TO THE EXTENT EXPRESSLY PROHIBITED BY LAW, THE BORROWER AND THE GUARANTOR EACH HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE BORROWER AND THE GUARANTOR EACH (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY BANK OR THE AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH BANK OR THE AGENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT THE AGENT AND THE BANKS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH THEY ARE PARTIES BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 25.

SECTION 26.     DEALINGS WITH THE BORROWER OR THE GUARANTOR.

         The Banks and their affiliates may accept deposits from, extend credit to and generally engage in any kind of banking, trust or other business with the Borrower, the Guarantor, their respective Subsidiaries or any of their affiliates regardless of the capacity of the Bank hereunder.

SECTION 27.     CONSENTS, AMENDMENTS, WAIVERS, ETC..

         Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement may be given and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower or the Guarantor of any terms of this Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Majority Banks. Notwithstanding the foregoing, none of the following may occur without the


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


written consent of each Bank: a decrease in the rate of interest on the Notes; a change in the term of the Notes; an increase in the amount of the Commitments of the Banks except pursuant to Section 18.1; a forgiveness, reduction or waiver of the principal of any unpaid Loan or any interest thereon; the postponement of any date fixed for any payment of principal of or interest on the Loans; a decrease of the amount of any fee (other than late fees) payable to a Bank hereunder; the release of the Borrower or the Guarantor except as otherwise provided herein; a change in the manner of distribution of any payments to the Banks or the Agent; an amendment of the definition of Majority Banks or of any requirement for consent by all of the Banks; or an amendment of this Section 27. The amount of the Agent's fee payable for the Agent's account and the provisions of Section 14 may not be amended without the written consent of the Agent. The Borrower and the Guarantor each agrees to enter into such modifications or amendments of this Agreement or the other Loan Documents as may be reasonably requested by Fleet in connection with the acquisition by each Bank acquiring all or a portion of the Commitment, provided that no such amendment or modification materially affects or increases any of the obligations of the Borrower or the Guarantor hereunder. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower or the Guarantor shall entitle the Borrower and the Guarantor to other or further notice or demand in similar or other circumstances.

SECTION 28.     SEVERABILITY.

         The provisions of this Agreement are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

SECTION 29.     TIME OF THE ESSENCE.

         Time is of the essence with respect to each and every covenant, agreement and obligation of the Borrower or the Guarantor under this Agreement and the other Loan Documents.

SECTION 30.     NO UNWRITTEN AGREEMENTS.

         THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. ANY ADDITIONAL TERMS OF THE AGREEMENT BETWEEN THE PARTIES ARE SET FORTH BELOW.



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


SECTION 31.     REPLACEMENT OF NOTES.

         Upon receipt of evidence reasonably satisfactory to Borrower of the loss, theft, destruction or mutilation of any Note, and in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to Borrower or, in the case of any such mutilation, upon surrender and cancellation of the applicable Note, Borrower will execute and deliver, in lieu thereof, a replacement Note, identical in form and substance to the applicable Note and dated as of the date of the applicable Note and upon such execution and delivery all references in the Loan Documents to such Note shall be deemed to refer to such replacement Note.

SECTION 32.     TRUST EXCULPATION.

         Subject to the terms of this paragraph, all persons having a claim against the Guarantor, the general partner of the Borrower whose signature is affixed hereto as said general partner, hereunder or in connection with any matter that is the subject hereof, shall look solely to (i) Guarantor's interest and rights in the Borrower (as a general partner, limited partner or otherwise),
(ii) the cash and Short- term Investments of Guarantor and the property described in Schedule 6.29 hereto, (iii) any other assets which Guarantor may now own or hereafter acquire with the consent of Agent pursuant to Section 7.17,
(iv) all documents and agreements in favor of Guarantor in connection with any of the foregoing, (v) all claims and causes of action arising from or otherwise related to any of the foregoing, and all rights and judgments related to any legal actions in connection with such claims or causes of action, and (vi) all extensions, additions, renewals and replacements, substitutions, products or proceeds of any of the foregoing (the "Existing Assets"), and in no event shall the obligation of the Guarantor be enforceable against any shareholder, trustee, officer, employee or agent of the Guarantor personally. The Agent and the Banks have agreed to the terms of this Section 32 (a) solely based upon the representation and covenant of Borrower and Guarantor that Guarantor does not and will not own any assets other than the Existing Assets, (b) for the limited purpose of allowing Borrower to claim that the Loans are not recourse to Guarantor as a partner of the Borrower within the meaning of IRS Letter Ruling 199906025 (November 17, 1998), and (c) with the agreement of Borrower and Guarantor that the Agent and the Banks shall at all times have full recourse to all assets of Guarantor. Notwithstanding anything in this Section 32 to the contrary, it is the intent of this Agreement and the Loan Documents that Agent and the Banks have full recourse at all times to Guarantor, as a Guarantor and as general partner of Borrower, and to all of its assets at all times, and the foregoing limitation on liability and recourse to Guarantor (as a Guarantor or general partner of Borrower) shall be null and void and of no force and effect, and Agent and the Banks shall have full recourse against Guarantor, individually and in its capacity as general partner of Borrower, and to all of its assets in the event that Guarantor shall now or at any time hereafter own any asset other than or in addition to the Existing Assets. Nothing herein shall limit the rights of the Agent and the Banks against the Borrower.


                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first set forth above.


                                RAMCO-GERSHENSON PROPERTIES
                                TRUST, a Maryland real estate investment trust


                                By:
                                   -------------------------------------------
                                   Dennis Gershenson, President


                                RAMCO-GERSHENSON PROPERTIES, L.P., a
                                Delaware limited partnership

                                By:   Ramco-Gershenson Properties Trust, a
                                      Maryland real estate investment trust,
                                      its General Partner


                                      By:
                                         -------------------------------------
                                             Dennis Gershenson, President


                                FLEET NATIONAL BANK,
                                individually and as Agent


                                By:
                                      ----------------------------------------
                                      Daniel L. Silbert
                                      Vice President

                                    EXHIBIT A
                                  FORM OF NOTE


$_________________                                              __________, 2000

         FOR VALUE RECEIVED, the undersigned RAMCO-GERSHENSON PROPERTIES, L.P., a Delaware limited partnership, hereby promises to pay to __________________________________or order, in accordance with the terms of that certain First Amended and Restated Unsecured Term Loan Agreement dated as of September 29, 2000 (the "Term Loan Agreement"), as from time to time in effect, among the undersigned, Fleet National Bank, for itself and as Agent, and such other Banks as may be from time to time named therein, to the extent not sooner paid, on or before the Maturity Date, the principal sum of _____________________ Dollars ($_____________), or such amount as may be advanced by the payee hereof under the Term Loan Agreement with daily interest from the date hereof, computed as provided in the Term Loan Agreement, on the principal amount hereof from time to time unpaid, at a rate per annum on each portion of the principal amount which shall at all times be equal to the rate of interest applicable to such portion in accordance with the Term Loan Agreement, and with interest on overdue principal and, to the extent permitted by applicable law, on overdue installments of interest and late charges at the rates provided in the Term Loan Agreement. Interest shall be payable on the dates specified in the Term Loan Agreement, except that all accrued interest shall be paid at the stated or accelerated maturity hereof or upon the prepayment in full hereof. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Term Loan Agreement.

         Payments hereunder shall be made to Fleet National Bank, as Agent for the payee hereof, 100 Federal Street, Boston, Massachusetts 02110 or such other address as may be designated by Agent.

         This Note is one of one or more Notes evidencing borrowings under and is entitled to the benefits and subject to the provisions of the Term Loan Agreement. The principal of this Note may be due and payable in whole or in part prior to the maturity date stated above and is subject to mandatory prepayment in the amounts and under the circumstances set forth in the Term Loan Agreement, and may be prepaid in whole or from time to time in part, all as set forth in the Term Loan Agreement.

         Notwithstanding anything in this Note to the contrary, all agreements between the undersigned Borrower and the Banks and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Banks exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Banks in excess of the maximum lawful amount, the interest payable to the Banks shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Banks shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations of the undersigned Borrower and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations of the undersigned Borrower, such excess shall be refunded to the undersigned Borrower. All interest paid or agreed to be paid to the Banks shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations of the undersigned Borrower (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This paragraph shall control all agreements between the undersigned Borrower and the Banks and the Agent.

         In case an Event of Default shall occur, the entire principal amount of this Note may become or be declared due and payable in the manner and with the effect provided in said Term Loan Agreement. In addition to and not in limitation of the foregoing and the provisions of the Term Loan Agreement hereinabove defined, the undersigned further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorneys' fees and legal expenses, incurred by the holder of this Note in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

         This Note shall be governed by and construed in accordance with the laws of the State of Michigan (without giving effect to the conflict of laws rules of any jurisdiction).

         The undersigned maker and all guarantors and endorsers, hereby waive presentment, demand, notice, protest, notice of intention to accelerate the indebtedness evidenced hereby, notice of acceleration of the indebtedness evidenced hereby and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided in the Term Loan Agreement, and assent to extensions of time of payment or forbearance or other indulgence without notice.

         Recourse to the general partner of the Borrower shall be limited as provided in Section 32 of the Term Loan Agreement.

         This Note is a note executed in amendment and restatement of the "Notes" as such term is defined in the Prior Credit Agreement.

         IN WITNESS WHEREOF the undersigned has by its duly authorized officers, executed this Note under seal as of the day and year first above written.

                                 RAMCO-GERSHENSON PROPERTIES, L.P.,
                                 a Delaware limited partnership

                                 By:  Ramco-Gershenson Properties Trust, a
                                 Maryland real estate investment trust, its
                                 General Partner

                                 By:
                                    ----------------------------------------
                                 Title:
                                       -------------------------------------

                                    EXHIBIT B

                                     FORM OF

                             COMPLIANCE CERTIFICATE

Fleet National Bank,
for itself and as Agent
115 Perimeter Center Place, N.E.
Suite 500
Atlanta, Georgia 30346
Attn:  Daniel L. Silbert

Ladies and Gentlemen:

         Reference is made to the First Amended and Restated Unsecured Term Loan Agreement dated as of September 29, 2000 (the "Term Loan Agreement") by and among Ramco-Gershenson Properties, L.P. (the "Borrower"), Ramco-Gershenson Properties Trust (the "Guarantor"), Fleet National Bank, for itself and as Agent, and the other Banks from time to time party thereto. Terms defined in the Term Loan Agreement and not otherwise defined herein are used herein as defined in the Term Loan Agreement.

         Pursuant to the Term Loan Agreement, the Borrower is furnishing to you herewith (or have most recently furnished to you) the financial statements of the Borrower, the Guarantor and their respective Subsidiaries for the fiscal period ended _____________________ (the "Balance Sheet Date"). Such financial statements have been prepared in accordance with generally accepted accounting principles and present fairly the financial position of the Borrower, the Guarantor and the Subsidiaries covered thereby at the date thereof and the results of their operations for the periods covered thereby, subject in the case of interim statements only to normal year-end audit adjustments.

         This certificate is submitted in compliance with requirements of
Section 7.4(e), Section 7.5(d), Section 8.l(f), or Section 10.11 of the Term Loan Agreement. If this certificate is provided under a provision other than
Section 7.4(e), the calculations provided below are made using the financial statements of the Borrower, the Guarantor and their respective Subsidiaries as of the Balance Sheet Date adjusted in the best good-faith estimate of the Borrower and the Guarantor to give effect to the making of a Loan, acquisition or disposition of property or other event that occasions the preparation of this certificate; and the nature of such event and the Borrower's and the Guarantor's estimate of its effects are set forth in reasonable detail in an attachment hereto. The undersigned officer is the chief financial or chief accounting officer of the Guarantor and of the general partner of the Borrower.

         The undersigned officers have caused the provisions of the Loan Documents to be reviewed and have no knowledge of any Default or Event of Default. [Note: If the signers do have knowledge of any Default or Event of Default, the form of certificate should be revised to specify the Default or Event of Default, the nature thereof and the actions taken, being taken or proposed to be taken by the Borrower and the Guarantor with respect thereto.]

         The Borrower and the Guarantor are providing the attached information to demonstrate compliance as of the date hereof with the covenants described in the attachment hereto.

         IN WITNESS WHEREOF, we have hereunto set our hand this      day of
             , 200  .

                                       RAMCO-GERSHENSON PROPERTIES, L.P.

                                       By: Ramco-Gershenson Properties Trust,
                                           its General Partner

                                       By:
                                          --------------------------------------
                                       Title:
                                             -----------------------------------


                                       RAMCO-GERSHENSON PROPERTIES TRUST

                                       By:
                                          --------------------------------------
                                       Title:
                                             -----------------------------------

                                   APPENDIX A
                                       to
                             COMPLIANCE CERTIFICATE

A.  Borrower and Guarantor Leverage cannot exceed 65% (Section 9.1)

    Borrower

    1.   Consolidated Total Liabilities:
    2. Consolidated Total Assets per balance sheet (excluding Real Estate that is improved and not Under Development):
    3. Rolling 4Q Operating Cash Flow from Real Estate that is improved and not Under Development:
    4.   Consolidated Total Adjusted Asset Value:
         (line 2 plus line 3 divided by 10%):
    5.   Company Leverage (line 1 divided by line 4):
    6.   Line 5 cannot exceed .65.

    Guarantor

    1.   Consolidated Total Liabilities:
    2. Consolidated Total Assets per balance sheet (excluding Real Estate that is improved and not Under Development):
    3. Rolling 4Q Operating Cash Flow from Real Estate that is improved and not Under Development:
    4.   Consolidated Total Adjusted Asset Value:
         (line 2 plus line 3 divided by 10%):
    5.   Company Leverage:
         (line 1 divided by line 4):
    6.   Line 5 cannot exceed .65.

B.  Borrower Debt Service Coverage must exceed 1.6 X - rolling 4Q's
    (Section 9.2)

    1.   Net Income:
    2.   Depreciation & Amortization:
    3.   Interest Expense:
    4.   Extraordinary/Non-recurring losses:
    5.   Extraordinary/Non-recurring gains:
    6.   CapX Reserve Amount ($.10 psf):
    7.   Operating Cash Flow:
         (Lines 1+2+3+4-5-6)
    8.   Debt Service:
    9.   DSC Ratio:
         (line 7 divided by line 8)

    10.  Line 9 must exceed 1.6.

C.  Borrower Minimum Consolidated Tangible Net Worth (Section 9.3)

    1.   Consolidated Total Adjusted Asset Value
    2.   Consolidated Total Liabilities:
    3.   Initial Consolidated Tangible Net Worth:
         (line 1 minus line 2)
    4.   Book value intangible assets:
    5.   Write-up of book value of any assets due to revaluation:
    6.   Consolidated Tangible Net Worth:
         (line 3 minus the sum of lines 4 and 5)
    7.   Net Offering Proceeds from offerings after Closing:
    8.   75% of line 7:
    9.   Minimum Consolidated Tangible Net Worth:
         ($125,000,000 + line 8)
    10.  Line 6 must be > than or = to line 9.

D.  Distributions cannot exceed 95% of Funds From Operations (Section 8.7(a))

    1.   Current Quarter Distributions:
    2.   Prior 3 Quarters Distributions:
    3.   Total Distributions last 4Q's:
    4.   GAAP Net Income for last 4Q's:
    5.   Adjustments to Net Income:
         (exclude financing costs and gains (losses) from debt restructuring and sales of property)
    6. Depreciation (other than non-real estate depreciation) and Amortization (other than amortization of deferred financing costs):
    7.   Other non-cash items:
    8.   Funds from Operations:
         (lines 4-5+6+7=)
    9.   Distributions to Funds from Operations Ratio:
         (line 3 divided by line 8)
    10.  Line 9 cannot exceed .95.

                                   SCHEDULE 1


                              BANKS AND COMMITMENTS






                                                                     Commitment
                                           Commitment                Percentage
                                           ----------                ----------
Fleet National Bank                      $25,000,000.00                 100%
100 Federal Street
Boston, Massachusetts  02110
Attn:  Real Estate Division


LIBOR Lending Office
100 Federal Street
Boston, Massachusetts  02110
Attn:  Real Estate Division



         Total                           $25,000,000.00                 100%

                                  SCHEDULE 6.7


                                   LITIGATION

                                  SCHEDULE 6.15


                             AFFILIATE TRANSACTIONS

                                  SCHEDULE 6.18


                              ENVIRONMENTAL MATTERS

                                  SCHEDULE 6.19


                          SUBSIDIARIES OF THE BORROWER

                                  SCHEDULE 6.29


                              PROPERTY OF GUARANTOR